M&T Bank

FIFTH AMENDED AND RESTATED
Credit Facility Agreement

dated as of

December 14, 2015

between

IEC Electronics Corp.

and

Manufacturers and Traders Trust Company

Table of Contents

Page
ARTICLE 1 - DEFINITIONS    ..........................................................................................................1

1.1	Definitions................................................................................................................1

1.2	Interpretation..........................................................................................................24

ARTICLE 2 - REVOLVING CREDIT FACILITY........................................................................25

2.1	Revolving Credit Commitment..............................................................................25

2.2	Borrowing Base.....................................................................................................25

2.3	Interest ....................................................................................................................26

2.4	Revolving Credit Note...........................................................................................26

2.5	Payments................................................................................................................26

2.6	Unused Commitment Fee.......................................................................................27

2.7	Termination Fee......................................................................................................27

2.8	Use of Proceeds.......................................................................................................27

ARTICLE 3 - intentionally omitted.................................................................................................27

ARTICLE 4 - MORTGAGE SECURED TERM LOAN FACILITY................................................27

4.1	Mortgage Secured Term Loan.................................................................................27

4.2	Interest ....................................................................................................................27

4.3	Payments on Mortgage Secured Term Loan............................................................28

4.4	Mortgage Secured Term Loan Note........................................................................28

4.5	Use of Proceeds.......................................................................................................28

ARTICLE 5 - FIXED RATE LOANS..............................................................................................28

5.1	Term Loan A...........................................................................................................28

ARTICLE 6 - TERM LOAN B........................................................................................................30

6.1	Term Loan B...........................................................................................................30

6.2	Interest....................................................................................................................30

6.3	Payments on Term Loan B.......................................................................................31

6.4	Term Loan B Note...................................................................................................31

6.5	Use of Proceeds.......................................................................................................31

ARTICLE 7 - CERTAIN GENERAL PROVISIONS    ....................................................................31

7.1	Notice and Manner of Borrowing; Continuations, Conversions and; Funding.........31

7.2	Method of Payment................................................................................................34

7.3	Illegality.................................................................................................................34

7.4	Inability to Determine Rates....................................................................................34

7.5	Increased Cost ........................................................................................................35

7.6	Breakage Costs.......................................................................................................35

7.7	Administrative Expenses........................................................................................35

7.8	Collection Costs.....................................................................................................36

7.9	Default Interest Rate...............................................................................................36

7.10	Late Payment Fees..................................................................................................36

7.11	Payment of Fees......................................................................................................36

7.12	Prepayments...........................................................................................................36

7.13	Obligations Related to Rate Management Transactions...........................................37

7.14	Payments Due on Non-Business Days.....................................................................37

ARTICLE 8 - REPRESENTATIONS OF BORROWER.................................................................37

8.1	Organization and Power..........................................................................................37

8.2	Proceedings of Borrower.........................................................................................38

8.3	Approvals...............................................................................................................38

8.4	Capitalization.........................................................................................................38

8.5	Litigation................................................................................................................38

8.6	Financial Statements and Condition........................................................................38

8.7	Material Adverse Changes.....................................................................................39

8.8	Taxes......................................................................................................................39

8.9	Properties; Liens....................................................................................................40

8.10	Debt........................................................................................................................40

8.11	Franchises; Permits.................................................................................................40

8.12	Compliance With Law.............................................................................................40

8.13	Intellectual Property; Authorizations......................................................................41

8.14	Contracts and Agreements......................................................................................41

8.15	Subsidiaries and Affiliates......................................................................................41

8.16	Governmental Contracts.........................................................................................41

8.17	ERISA....................................................................................................................43

8.18	Employment and Labor Relations...........................................................................43

8.19	Security Documents...............................................................................................44

8.20	Disclosure..............................................................................................................44

ARTICLE 9 - CONDITIONS OF LENDING..................................................................................45

9.1	Loans......................................................................................................................45

9.2	Subsequent Loans and Letters of Credit...................................................................47

9.3	Notice of Borrowing Representation.......................................................................47

ARTICLE 10 - AFFIRMATIVE COVENANTS OF BORROWER................................................47

10.1	Financial Statements; Other Information................................................................47

10.2	SEC Reports...........................................................................................................49

10.3	Taxes......................................................................................................................49

10.4	Insurance................................................................................................................49

10.5	Maintenance of Business Assets.............................................................................49

10.6	Notification of Material Changes, Judgments etc....................................................49

10.7	ERISA Compliance................................................................................................50

10.8	Franchises; Permits; Laws......................................................................................50

10.9	Performance of Obligations....................................................................................50

10.10	Deposits; Bank Services.........................................................................................50

10.11	Amendments..........................................................................................................50

10.12	Additional Guarantors ............................................................................................50

10.13	Further Assurances.................................................................................................50

10.14	Mortgage Related Matters.......................................................................................51

10.15	Maintenance of Cash Management System.............................................................51

10.16	Plan Implementation...............................................................................................51

10.17	Inventory Appraisal................................................................................................51

10.18	Post-Closing Covenant...........................................................................................51

ARTICLE 11 - NEGATIVE COVENANTS OF BORROWER.......................................................52

11.1	Debt, Mortgages and Liens.....................................................................................52

11.2	Loans and Investments............................................................................................52

11.3	Mergers, Dissolutions; Sales and Acquisitions; Change in Ownership Interests......52

11.4	Amendments..........................................................................................................52

11.5	Distributions...........................................................................................................52

11.6	Material Changes....................................................................................................52

11.7	Compensation........................................................................................................53

11.8	Judgments..............................................................................................................53

11.9	Margin Securities....................................................................................................53

11.10	Subsidiaries............................................................................................................53

11.11	Transactions with Credit Parties..............................................................................53

ARTICLE 12 - FINANCIAL COVENANTS    ................................................................................53

12.1	Debt to EBITDAS...................................................................................................54

12.2	Minimum Quarterly EBITDAS..............................................................................54

12.3	Fixed Charge Coverage Ratio ................................................................................54

12.4	Maximum Inventory...............................................................................................54

12.5	Maximum Capital Expenditures.............................................................................54

12.6	Quarterly Covenant Compliance Sheet...................................................................55

ARTICLE 13 - ENVIRONMENTAL MATTERS; INDEMNIFICATION......................................55

13.1	Environmental Representations..............................................................................55

13.2	Environmental Covenants......................................................................................56

13.3	Indemnity...............................................................................................................58

13.4	No Limitation.........................................................................................................58

13.5	Survival..................................................................................................................59

13.6	Investigations.........................................................................................................59

13.7	No Warranty Regarding Information......................................................................59

ARTICLE 14 - DEFAULTS............................................................................................................59

14.1	Defaults..................................................................................................................59

14.2	Remedies................................................................................................................62

ARTICLE 15 - MISCELLANEOUS...............................................................................................62

15.1	Waiver ....................................................................................................................63

15.2	Survival of Representations....................................................................................63

15.3	Additional Security; Setoff.....................................................................................63

15.4	Notices...................................................................................................................63

15.5	Entire Agreement....................................................................................................64

15.6	Parties in Interest.....................................................................................................64

15.7	Indemnity...............................................................................................................64

15.8	Usury......................................................................................................................65

15.9	Severability............................................................................................................65

15.10	Governing Law.......................................................................................................66

15.11	Electronic Communications...................................................................................66

15.12	Patriot Act..........................................................................................................................66

15.13	Counterparts...........................................................................................................66

15.14	Survival..................................................................................................................66

15.15	Jurisdiction.............................................................................................................66

15.16	Waiver of Trial by Jury...........................................................................................66

15.17	Status of Prior Agreement and Loans Outstanding Under Prior Agreement.........66

FIFTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT
This FIFTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT (this “Agreement”) is made as of December 14, 2015 by and between IEC ELECTRONICS CORP., a corporation formed under the laws of the State of Delaware (“Borrower”) and MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”), a New York banking corporation, with offices at 255 East Avenue, Rochester, New York 14604. This Agreement evidences in part obligations evidenced by, and amends and restates in its entirety the Fourth Amended and Restated Credit Facility Agreement made between the Borrower and Lender, dated as of January 18, 2013, as amended (“Prior Agreement”). All references to the Prior Agreement in any Loan Document made or delivered in connection with the Prior Agreement shall be deemed to be references to the Prior Agreement as amended and restated by this Agreement.

ARTICLE 1 -	DEFINITIONS

1.1    Definitions. The following terms shall have the following meanings unless otherwise expressly stated herein:

“2013 Celmet Building Term Loan” means the term loan made to Borrower by the Lender in the original principal amount of $1,300,000 described in Article 5 hereof.
“2013 Celmet Building Term Loan Maturity Date” means November 7, 2018.
“2013 Celmet Building Term Loan Note” means the Amended and Restated 2013 Celmet Building Term Loan Note evidencing the 2013 Celmet Building Term Loan, as such note may be amended, modified, supplemented or restated from time to time.
“Account” shall have the meaning given such term in the UCC of the applicable jurisdiction.
“Account Debtor” shall have the meaning given such term in the UCC of the applicable jurisdiction.
“Affiliate” means any Person which directly or indirectly, or through one or more intermediaries, Controls or is Controlled By or is Under Common Control with Borrower; provided, however, that neither Lender, nor any of its Affiliates, shall be considered an Affiliate of any Credit Party.
“Agreement” means this Fifth Amended and Restated Credit Facility Agreement.
“Applicable Margin” means, with respect to the applicable facility, the per annum percentage points shown in the applicable column of the table below based on the applicable Debt to EBITDAS Ratio, calculated for Borrower on a consolidated basis and without duplication in accordance with GAAP:

Pricing Grid - Applicable Margin
	Debt to EBITDAS
Level	Ratio	Revolver	Mortgage Loan	Term Loan B
I	>2.75:1	4.250%	4.500%	3.250%
II	>2.25<2.75	3.000%	3.250%	2.500%
III	>1.75<2.25	2.750%	3.000%	2.500%
IV	>1.25<1.75	2.500%	2.750%	2.500%
V	>0.75<1.25	2.250%	2.500%	2.500%
VI	<0.75	2.000%	2.250%	2.500%

The Applicable Margin shall be fixed at Level I on the Closing Date. Effective on the tenth (10th) day following the date on which the Borrower’s QCC Sheet is required to be delivered to the Lender pursuant to Section 12.6 for the first Fiscal Quarter ending after the Closing Date, the Applicable Margin will be adjusted based upon the Debt to EBITDAS ratio shown therein. Thereafter, changes, if any, in the Level applicable to Loans will be effective on the tenth (10th) day following each date on which the Borrower’s QCC Sheet is required to be delivered to the Lender pursuant to Section 12.6, based upon the Debt to EBITDAS ratio shown therein. In the event that any QCC Sheet is not delivered by the date required, pricing will revert to Level I until the tenth (10th) day following the date of delivery of the delayed QCC Sheet, on which tenth day pricing will be adjusted to the applicable level shown by the QCC Sheet. Upon the occurrence of a Default or Event of Default, the Applicable Margin shall immediately be adjusted to Level I and no reduction shall occur thereafter unless the Default is cured, or if the Default is also an Event of Default, the Event of Default is waived in writing by the Lender.
“Applicable Unused Fee” means the per annum percentage points shown in the table below based on the applicable Debt to EBITDAS Ratio, calculated for Borrower on a consolidated basis and without duplication in accordance with GAAP; provided, however, that for the period commencing on the Closing Date and ending on December 31, 2015, the Applicable Unused Fee shall be fixed at 0.500%; provided, further however, that if at the end of such period, the Borrower is non-compliant with any covenant under this Agreement, then, notwithstanding the last sentence of this definition, which shall be of no force and effect during such noncompliance following the end of such period, the Applicable Unused Fee shall be fixed at 0.500% for so long as the Borrower is non-compliant with such covenant:

Level	Debt to EBITDAS	Unused Fee
I	>2.75:1	0.500%
II	>2.25<2.75	0.500%
III	>1.75<2.25	0.375%
IV	>1.25<1.75	0.250%
V	>0.75<1.25	0.250%
VI	<0.75	0.250%

Effective on the tenth (10th) day following the date on which the Borrower’s QCC Sheet is required to be delivered to the Lender pursuant to Section 12.6 for the first Fiscal Quarter ending after the Closing Date, the Unused Fee will be adjusted based upon the Debt to EBITDAS ratio shown therein. Thereafter, changes, if any, in the Level applicable will be effective on the tenth (10th) day following each date on which the Borrower’s QCC Sheet is required to be delivered to the Lender pursuant to Section 12.6, based upon the Debt to EBITDAS ratio shown therein. In the event that any QCC Sheet is not delivered by the date required, the unused fee will revert to Level I until the tenth (10th) day following the date of delivery of the delayed QCC Sheet, on which tenth day the unused fee will be adjusted to the applicable level shown by the QCC Sheet. Upon the occurrence of a Default or Event of Default, the unused fee shall immediately be adjusted to Level I and no reduction shall occur thereafter unless the Default is cured, or if the Default is also an Event of Default, the Event of Default is waived in writing by the Lender.
“Asset Disposition” means any sale, assignment, transfer, lease, or other disposition by a Person to any other Person, whether in one transaction or in a series of related transactions, of any of its assets, business units or other properties (including (i) any interest in property, whether tangible or intangible, (ii) Capital Securities of Subsidiaries, and (iii) any sale-leaseback transaction), provided, however, that “Asset Disposition” shall not include (a) the sale of Inventory in the ordinary course of business, (b) the disposition of any obsolete or retired property not used or useful in the business of any of the Credit Parties in return for a fair market value, and (c) the disposition of any property of the Credit Parties in return for a fair market value when proceeds from that disposition are invested within six (6) months thereafter in similar assets for Borrower’s business.
“Automatic Adjustment Rate Determination Date” means, with respect to LIBOR Loans other than Daily LIBOR Loans, two (2) LIBOR Business Days before the first day of the applicable Interest Period.
“Automatic Continuation Option” shall, with respect to any LIBOR Loan, mean the option to have the then-current Interest Period duration, as previously selected by Borrower, remain the same for the succeeding Interest Period.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” including the Federal Rules of Bankruptcy Procedure and any applicable local bankruptcy rules.
“Base Rate” means (A) the higher of (i) the Prime Rate, and (ii) the Federal Funds Rate plus one-half of one percentage point (.5%), in either case plus (B) 50 basis points.

“Base Rate Loan” means any Loan when and to the extent that the interest rate for such Loan is determined by reference to the Base Rate.
“Borrower” means IEC Electronics Corp. and its successors, legal representatives and assigns.
“Borrowing Base” means, at any time, an amount equal to the sum of (i) eighty-five percent (85%) of the Eligible Accounts of the Credit Parties; plus (ii) the lesser of (A) thirty-five percent (35%) of the Eligible Inventories of the Credit Parties and (B) Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000), subject to the adjustments provided herein.
The Borrowing Base shall be computed based on the Borrowing Base Report required by this Agreement and most recently delivered to and accepted by the Lender in its sole and absolute discretion. In the event the Borrower fails to furnish a Borrowing Base Report, or in the event the Lender believes that a Borrowing Base Report is no longer accurate, valid, or current - defined as information provided aged no more than forty-five (45) days - the Lender may, in its sole and absolute discretion exercised from time to time and without limiting other rights and remedies under this Agreement, suspend the making of or limit Revolving Credit Loans. The Borrowing Base shall be subject to reduction by the amount of Reserves applicable from time to time, and by the amount of any Account or any Inventory that was included in the Borrowing Base but that the Lender determines fails to meet the respective criteria applicable from time to time for Eligible Accounts or Eligible Inventories.
Without implying any limitation on the Lender’s discretion with respect to the Borrowing Base, the criteria for Eligible Accounts and for Eligible Inventories contained in the respective definitions of Eligible Accounts and of Eligible Inventories are in part based upon the business operations of the Credit Parties existing on or about the Closing Date and upon information and records furnished to the Lender by the Credit Parties. If at any time or from time to time hereafter, the business operations of one or more of the Credit Parties change or such information and records furnished to the Lender is incorrect or misleading, the Lender in its discretion, may at any time and from time to time during the duration of this Agreement change such criteria or add new criteria. The Lender will communicate such changed or additional criteria to the Borrower from time to time, which communication shall be either orally or in writing.
“Borrowing Base Report” means a report required to be delivered under, and described in, Section 10.1(c) of this Agreement.
“Breakage Costs” means amounts covered by Section 7.6.
“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banking institutions in New York, New York are authorized or required by law or other governmental action to remain closed for business.
“Capital Expenditures” means the aggregate of all expenditures for the acquisition or leasing of fixed or capital assets, software or additions to equipment (including replacements, capitalized repairs and improvements) which are required to be capitalized under GAAP on the balance sheet of the relevant entity.
“Capital Security” means, (a) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (without limitation whether voting or nonvoting, and whether common or preferred) of such corporation, and (b) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and (c) in each case, any and all warrants, rights or options to purchase any of the foregoing with respect to any Person, any security convertible into any of the foregoing, participations, and any other equity interests or equity equivalents, including stock appreciation rights or phantom stock, with respect to such Person.
“Casualty Event” means, with respect to any property (including any interest in property) of any Credit Party, any loss of, theft of, damage to, or condemnation or other taking of, such property for which any of the Credit Parties receive insurance proceeds, proceeds of a condemnation award, or other compensation, which proceeds are not used to replace or restore such property or make a similar investment in Borrower’s business within six (6) months of receiving the insurance or other proceeds.
“Celmet” means Celmet Co., Inc.
“Celmet Transaction” means the Borrower’s purchase of assets of Celmet pursuant to a certain Asset Purchase Agreement dated as of July 9, 2010 made among Borrower, Celmet, and Rodney W. Bohman, and all related transactions, documents and agreements.
“Change in Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing a majority of the aggregate ordinary voting power in the election of Borrower’s directors represented by the issued and outstanding capital stock of Borrower.
“Closing” means the closing of the transactions contemplated by this Agreement on the Closing Date.
“Closing Date” means the date of this Agreement.
“Collateral” shall mean all assets of any Credit Party in which a Lien is purported to be granted under any Security Document.
“Commitment” means the Revolving Credit Commitment.
“Continuation Date” means the date that Borrower’s election to continue a LIBOR Loan for another Interest Period becomes effective in accordance with this Agreement.
“Controls” (including the terms “Controlled By” or “Under Common Control”) means, but shall not be limited to, (i) the ownership of a majority of the outstanding shares of capital stock of any corporation having voting power for the election of directors, whether or not at the same time stock of any other class or classes has or might have voting power by reason of the happening of any contingency, (ii) ownership of a majority of any interest in any Person, or (iii) any other interest by reason of which a controlling influence over the affairs of the Person may be exercised.
“Copyright Security Agreements” means the Copyright Security Agreement listed on Schedule 1.1(A), and any similar document delivered by any Credit Party, as amended, modified or restated from time to time.
“Credit Party(ies)” means the Borrower and each Guarantor.
“Current Assets” means as of the date of measurement current assets of the applicable Person on a consolidated basis determined in accordance with GAAP.
“Current Liabilities” means all liabilities of the applicable Person treated as current liabilities in accordance with GAAP, including all obligations payable on demand or within one year after the applicable measurement date as well as installment, reimbursement, or sinking fund payments payable within one year after the applicable measurement date. Current Liabilities shall include outstanding principal amounts under the Revolving Credit Facility.
“Daily LIBOR Loan” means a LIBOR Loan with respect to which the rate is adjusted and determined daily.
“Debt” means, as of the measurement date, without duplication, on a consolidated basis, Borrower’s and its Subsidiaries’:
(a)    indebtedness or liability for borrowed money, including without limitation Obligations under the Loan Documents, synthetic leases and any other off-balance sheet financing (but not including operating leases not capitalized under GAAP);

(b)    obligations evidenced by bonds, debentures, notes, or other similar instruments;
(c)    obligations for the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business);

(d)    obligations as lessee under capital leases;

(e)    current liabilities in respect of unfunded vested benefits under Plans covered by ERISA;
(f)    obligations as an account party under letters of credit and letters of guaranty;

(g)    obligations under acceptance facilities;

(h)    all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, including Debt of any other Person (including any partnership in which such Person is a general partner) to the extent such person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person;

(i)    obligations secured by (or for which the holder of the obligations has an existing right, contingent or otherwise to be secured by) any Liens on property owned or acquired, whether or not the obligations secured thereby have been assumed;

(j)    all purchase money mortgages, and obligations under asset securitization vehicles, conditional sales contracts and similar title retention debt instruments; and

(k)    obligations of a Person to purchase securities or other property that arise out of or in connection with the sale of the same or substantially similar securities or property, such as Capital Securities that are subject to mandatory redemption requirements.

“Debt to EBITDAS Ratio” means as of the applicable measurement date, the Debt as of such date divided by EBITDAS for the four (4) Fiscal Quarters ended as of such date.
“Default” means any event, action, inaction, occurrence or condition that with notice or passage of time, or both, would constitute an Event of Default.
“Default Rate” means, (i) in the case of LIBOR Loans and Base Rate Loans, three (3) percentage points above the LIBOR Rate or the Base Rate, respectively, and (ii) with respect to other Obligations, three (3) percentage points above the interest rate otherwise in effect.
“Distributions” means (i) dividends, payments, or distributions of any kind (including without limitation cash or property or the setting aside for payment of either) in respect of Capital Securities of the applicable Person except distributions in the form of such Capital Securities, and (ii) repurchases, redemptions, or acquisitions of Capital Securities.
“Dominion Trigger Event” means an event defined as such in Section 10.15.
“Draw Date” means in relation to each Loan, the date that such Loan is made or deemed to be made to Borrower pursuant to this Agreement.
“DRTL” means Dynamic Research and Testing Laboratories, LLC, a new Mexico limited liability company.
“EBITDA” means, for the applicable period, Net Income plus interest expense, Tax expense, depreciation and amortization of intangible assets, all on a consolidated basis and determined in accordance with GAAP on a consistent basis.
“EBITDAS” means, for the applicable period, EBITDA plus (a) non-cash stock option expense and (b) to the extent deducted in determining Net Income for such period, reasonable professional services fees and expenses incurred on or prior to September 30, 2015, not to exceed, (i) for the Fiscal Quarter ended December 26, 2014, $235,112, (ii) for the Fiscal Quarter ended

March 27, 2015, $2,652,659, (iii) for the Fiscal Quarter ending June 26, 2015, $200,000 plus costs incurred by Borrower during such Fiscal Quarter in connection with mortgages, environmental site assessments, title insurance and appraisals (“Costs”), and (iv) for the Fiscal Quarter ending September 30, 2015, $200,000 plus Costs incurred by Borrower during such Fiscal Quarter, all on a consolidated basis and determined in accordance with GAAP on a consistent basis. After the Fiscal Quarter ending September 30, 2015, there will be no allowed adjustments to the EBITDAS calculation, except that the Lender will allow an adjustment for the professional services fees and expenses incurred by Borrower in connection with the Closing, in an amount to be determined in the sole discretion of the Lender, to be added back to the EBITDAS calculation for the Fiscal Quarter in which such professional services fees and expenses were incurred.
“Eligible Account” and “Eligible Accounts” mean, at any time of determination thereof, the unpaid portion of each account (net of any returns, discounts, claims, credits, charges, accrued rebates or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced, without duplication, by the aggregate amount of all applicable Reserves, limits and deductions provided for in this definition and elsewhere in this Agreement) receivable in United States dollars by each Credit Party, provided each account conforms and continues to conform to the following criteria to the satisfaction of the Lender:
(a)the Account arose in the ordinary course of the Credit Party’s business from a bona fide outright sale of Inventory by the Credit Party or from services performed by the Credit Party;

(b)the Account is a valid, legally enforceable obligation of the Account Debtor and requires no further act on the part of any Person under any circumstances to make the Account payable by the Account Debtor;

(c)the Account is based upon an enforceable order or contract, written or oral, for Inventory shipped or for services performed, and the same were shipped or performed in accordance with such order or contract;

(d)if the Account arises from the sale of Inventory, the Inventory the sale of which gave rise to the Account has been shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, a sale on approval basis, a payment plan, scheduled installment plan, extended payment terms, any other repurchase or return basis or on the basis of any other similar understanding;

(e)if the Account arises from the performance of services, such services have been fully rendered and do not relate to any warranty claim or obligation;

(f)the Account is evidenced by an invoice or other documentation in form acceptable to the Lender, dated no later than the date of shipment or performance and containing only terms normally offered by the respective Credit Party;

(g)the amount shown on the books of the Credit Party and on any invoice, certificate, schedule or statement delivered to the Lender is owing to the Credit Party and no partial payment has been received unless reflected with that delivery;

(h)the Account is not outstanding more than sixty (60) days from the date the original invoice was due and no more than one hundred twenty (120) days have passed since the original invoice date and the Inventory covered by such Account was shipped to the customer on or prior to the invoice date, or the services described in such invoice were provided on or prior to the invoice date;

(i)the Account does not include a credit balance over ninety (90) days from the date of the invoice that appears in the over 90 day column on the accounts receivable aging of any Credit Party;

(j)the Account is not owing by any Account Debtor for which the Lender has determined fifty percent (50%) or more of such Account Debtor’s other Accounts (or any portion thereof) due to the Borrower, individually, or all of the Credit Parties collectively, to be non-Eligible Accounts;

(k)the Account is not owing by an Account Debtor or a group of affiliated Account Debtors whose then existing Accounts owing to any Credit Party individually exceed in aggregate face amount twenty percent (20%) of such Credit Party’s total Eligible Accounts and the Account is not owing by an Account Debtor or a group of affiliated Account Debtors whose then existing Accounts owing to any or all of the Credit Parties collectively exceed in aggregate face amount twenty percent (20%) of all of the Credit Parties’ total Eligible Accounts; provided that the Lender may from time to time, in the exercise of its sole and absolute discretion, consent to a higher concentration limit and provided further that any such Account shall be a non-Eligible Account only to the extent of such excess;

(l)the Account Debtor has not returned, rejected or refused to retain, or otherwise notified any Credit Party of any dispute concerning, or claimed nonconformity of, any of the Inventory or services from the sale or furnishing of which the Account arose;

(m)the Account is not subject to any present or contingent (and no facts exist which are the basis for any future) offset, claim, deduction or counterclaim, dispute or defense in law or equity on the part of such Account Debtor, or any claim for credits, allowances, or adjustments by the Account Debtor because of returned, inferior, or damaged Inventory or unsatisfactory services, or for any other reason including, without limitation, those arising on account of a breach of any express or implied representation or warranty;

(n)the Account Debtor is not a Subsidiary or Affiliate of any Credit Party or an employee, officer, director or shareholder of any Credit Party or any Subsidiary or Affiliate of any Credit Party;

(o)the Account Debtor is not incorporated or primarily conducting business or otherwise located in any jurisdiction outside of the United States of America, unless the Account Debtor’s obligations with respect to such Account are insured by a credit insurance company acceptable to the Lender, or secured by a letter of credit, guaranty or banker’s acceptance having terms and from such issuers and confirmation banks that are acceptable to the Lender in its sole and absolute discretion (which letter of credit, guaranty or banker’s acceptance is subject to the perfected Lien of the Lender);

(p)as to which none of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or if the Account Debtor failed, suspended business operations or ceased doing business as a going concern; provided, however, that the Lender may, in its sole discretion, but shall not be obligated to, deem an Account to be an Eligible Account where the Account Debtor is operating as a debtor in possession in a case under chapter 11 of the Bankruptcy Code, and the Credit Party’s claim under such Account is entitled to a superpriority lien and/or administrative claim in the chapter 11 case;

(q)the Account Debtor is not a Governmental Authority, except to the extent the applicable Credit Party is in compliance with terms and conditions to be determined regarding such government Accounts;

(r)no Credit Party is indebted in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by such Credit Party in the ordinary course of its business;

(s)the Account does not arise from services under or related to any warranty obligation of any Credit Party or out of service charges, finance charges or other fees for the time value of money;

(t)the Account does not arise out of, relate to or in any way evidence any rebate or other amounts due to any Credit Party from a vendor of any Credit Party;

(u)the Account is not evidenced by chattel paper, a promissory note or an instrument of any kind, is not secured by any letter of credit and has not been reduced to judgment;

(v)the title of the applicable Credit Party to the Account is absolute and is not subject to any prior assignment, claim, Lien, or security interest, except Permitted Liens;

(w)no bond or other undertaking by a guarantor or surety has been or is required to be obtained, supporting the performance of a Credit Party or any other obligor in respect of any of any Credit Party’s agreements with the Account Debtor;

(x)no bond or other undertaking by a guarantor or surety has been or is required to be obtained, supporting the Account and any of the Account Debtor’s obligations in respect of the Account;

(y)the applicable Credit Party has the full and unqualified right and power to assign and grant a security interest in, and Lien on, the Account to the Lender as security and collateral for the payment of the Obligations;

(z)the Account does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the assignment or grant of a security interest by any Credit Party to the Lender, of the Account arising from such contract or order;

(aa)the Account is subject to a Lien in favor of the Lender, which Lien is perfected as to the Account by the filing of financing statements and which Lien upon such filing constitutes a first priority security interest and Lien;

(bb)    the Inventory giving rise to the Account was not, at the time of the sale thereof, subject to any Lien, except those in favor of the Lender;

(cc)    no part of the Account represents a progress billing or a retainage;

(dd)    no part of the Account represents billing for any advance deposit received from any customer;

(ee)    the Account does not represent any amount owed to any Credit Party by an employee of a Credit Party;

(ff)    the records and account of which Account are located in places in which the Borrower maintains records relating to its Accounts;

(gg)    the Lender in the good faith exercise of its sole and absolute discretion has not deemed the Account ineligible because of uncertainty as to the creditworthiness of the Account Debtor or because the Lender otherwise considers the collateral value of such Account to the Lender to be impaired or its ability to realize such value to be insecure; and

(hh)    if the Account Debtor is located in a state requiring the filing of a Notice of Business Activities Report or similar report or qualification to transact business in such state in order to permit a Credit Party to seek judicial enforcement in such state of payment of such Account, such Credit Party has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year.

In the event of any dispute under the foregoing criteria, as to whether an Account is, or has ceased to be, Eligible Accounts, the decision of the Lender in the good faith exercise of its sole and absolute discretion shall control.
“Eligible Inventories” means the collective reference to Inventory owned by a Credit Party which has been identified and described to the Lender’s reasonable satisfaction and is held for sale in the ordinary course of business, valued at the lower of the net purchase cost or net manufacturing cost or the prevailing market value, excluding, however, any Inventory which consists of:
(a)any Inventory located outside of the United States;

(b)any Inventory in which the Lender cannot perfect the Liens of the Lender under this Agreement by the filing of a financing statement;

(c)any Inventory which is not owned by a Credit Party free and clear of all Liens other than those in favor of the Lender;

(d)any Inventory not in the actual possession of the Credit Party which owns the same, except to the extent such Credit Party holds clear legal title to such Inventory and such Inventory is in transit for less than 45 days, or to the extent provided in clause (e) below;

(e)any Inventory in the possession of a bailee, warehouseman, consignee or similar third party, except to the extent that such bailee, warehouseman, consignee or similar third party has entered into an agreement with the Lender in which such bailee, warehouseman, consignee or similar third party consents and agrees to the Lender’s Lien on such Inventory and to such other terms and conditions as may be required by the Lender, provided, however, that the Lender may in the exercise of its sole and absolute discretion from time to time, permit some or all such Inventory to be included as Eligible Inventories upon the establishment of Reserves acceptable to the Lender;

(f)any Inventory located on premises leased or rented to a Credit Party or otherwise not owned by such Credit Party, unless the Lender has received a waiver and consent from the lessor, landlord and/or owner, in form and substance satisfactory to the Lender and from any mortgagee of such lessor, landlord or owner to the extent required by the Lender;

(g)any Inventory for which a Credit Party has paid a deposit to a vendor or supplier but with respect to which such Credit Party has not yet obtained legal title to and taken delivery of such Inventory;

(h)any Inventory the sale or other disposition of which has given rise to an Account;

(i)any Inventory any portion of which, or any document of title, instrument or chattel paper pertaining to which, has been sold, assigned or otherwise transferred or, is otherwise not in the possession of a Credit Party;

(j)any Inventory which fails to meet all standards and requirements imposed by any Governmental Authority over such Inventory or its production, storage, use or sale;

(k)any work-in-process, supplies, displays, packaging or promotional materials;

(l)any Inventory which the Lender determines, in the exercise of its sole and absolute discretion at any time and in good faith, is not in good condition or is defective, unmerchantable, post-seasonal, slow moving or obsolete and any Inventory shown as excess on the Borrower’s Excess Stock Report;

(m)any Inventory that exceeds one year’s sales of such item of Inventory, as determined by the Lender based on “sku” numbers or other acceptable system of identification, in the good faith exercise of its sole and absolute discretion at any time;

(n)any Inventory being held or shipped by a Credit Party on a consignment or approval basis; and

(o)any Inventory which the Lender in the good faith exercise of its sole and absolute discretion from time to time has deemed to be ineligible because the Lender otherwise considers the collateral value to the Lender to be impaired or its ability to realize such value to be insecure.
In the event of any dispute under the foregoing criteria, as to whether Inventory is, or has ceased to be, Eligible Inventories, the decision of the Lender in the good faith exercise of its sole and absolute discretion shall control.
“Environment” means any water, including, but not limited to, surface water and ground water or water vapor: any land, including land surface or subsurface; stream sediments; air; fish; wildlife; plants; and all other natural resources or environmental media.
“Environmental Laws” means all applicable federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances, regulations, codes and rules relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the regulations, rules, ordinances, bylaws, policies, guidelines, procedures, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.
“Environmental Permits” means all licenses, permits, approvals, authorizations, consents or registrations required by any applicable Environmental Laws and all applicable judicial and administrative orders in connection with ownership, lease, purchase, transfer, closure, use and/or operation of the Improvements and/or as may be required for the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances.
“Environmental Report” means written reports provided by Borrower or any other Credit Party to Lender or prepared for the Lender by an environmental consulting or environmental engineering firm, in each case on or prior to the Closing Date.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business (whether incorporated or unincorporated) which together with the Borrower is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code.
“Event of Default” means the occurrence of any event described in Section 14.1.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period determined by the Lender to equal the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.
“Financial Statements” means Borrower’s audited consolidated financial statements described in Section 8.6(a)(i).
“Fiscal Month” means a period that constitutes Borrower’s monthly accounting period.
“Fiscal Quarter” means any of the quarterly accounting periods of Borrower ending on or about the end of December, March, June, and September of any Fiscal Year.
“Fiscal Year” means the annual accounting period of Borrower ending on September 30 of each year.
“Fixed Charge Coverage Ratio” means, as of the applicable measurement date, the ratio of (i) EBITDA, plus non-cash stock option expense, minus Unfinanced Capital Expenditures, minus cash Taxes paid for the four Fiscal Quarters just ended, to (ii) the sum of Interest Expense, plus principal payments due or paid with respect to Debt, plus Distributions during the four Fiscal Quarters just ended; provided, however, that mandatory prepayments of principal, which shall be deemed to include, without limitation, prepayments of principal made in July of 2015 in connection with the disposition of the assets of SCB, shall be excluded from principal payments for purposes of clause (ii) above.
“Fixed Rate” means, (i) with respect to Term Loan A, three hundred ninety-eight basis points (3.98%) and (ii) with respect to the 2013 Celmet Building Term Loan, four hundred seventy-two basis points (4.72%).

“Fixed Rate Loan” means any Loan when and to the extent that the interest rate for such Loan is determined by reference to a Fixed Rate.
“Fixed Rate Period” means the period during which a particular Fixed Rate shall be applicable.
“Forfeiture Action” means any action, including investigations, hearings, and other legal proceedings, before any court, tribunal, commission, or Governmental Authority, agency, or instrumentality, whether domestic or foreign, that may result in seizure of any property or asset.
“GAAP” and “Generally Accepted Accounting Principles” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.
“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“GTC” means IEC Electronics Corp - Albuquerque, formerly known as General Technology Corporation, a New Mexico corporation.
“GTC Transaction” means the acquisition by Borrower of the Capital Securities of GTC pursuant to the Stock Purchase Agreement, dated as of December 16, 2009, made among Borrower, Crane International Holdings, Inc., and GTC.
“Guaranties” means, collectively, the continuing guaranties executed and delivered to Lender by each Guarantor which guaranty payment of the Obligations, as amended, modified or restated from time to time, and “Guaranty” means any of the Guaranties.
“Guarantor(s)” means IECW&C, GTC, DRTL and each Subsidiary which becomes a Guarantor pursuant to Section 10.12.
“Hazardous Substances” means, without limitation, any explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances and any other material defined as a hazardous substance in any Environmental Laws, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et. seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801, et. seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901, et. seq.; Articles 15 and 27 of the New York State Environmental Conservation Law

or any other applicable federal, state, or local law, regulation, rule, ordinance, by-law, policy, guideline, procedure, interpretation, decision, order, or directive, whether existing as of the date hereof, previously enforced or subsequently enacted.
“IECW&C” means IEC Electronics Wire and Cable, Inc., a New York corporation, formerly known as Val-U-Tech, Inc.
“Improvements” means any and all real property and improvements owned or used by any of the Credit Parties.
“Intellectual Property” means the property described in Section 8.13.
“Interest Expense” means, for the applicable period, all interest paid, capitalized, or accrued, and amortization of debt discount with respect to all Debt determined after giving effect to the net cash cost or benefit associated with Rate Management Transactions net cash benefit or loss.
“Interest Period” means, (i) with respect to any LIBOR Loan other than a Daily LIBOR Loan, the period commencing on the Draw Date or Continuation Date for such LIBOR Loan and ending on the date that shall be the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) of the calendar month that is one (1), two (2), three (3) or six (6) months after the commencement of such period, in accordance with Borrower’s election made pursuant to the terms of this Agreement; provided, however, that if an Interest Period would end on a day that is not a LIBOR Business Day, such Interest Period shall be extended to the next succeeding LIBOR Business Day, unless such next succeeding LIBOR Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding LIBOR Business Day, and (ii) with respect to a Daily LIBOR Loan, one day, provided, however, that if an Interest Period would end on a day that is not a LIBOR Business Day, such Interest Period shall be extended to the next succeeding LIBOR Business Day.
“Inventory” shall have the meaning set forth in the UCC.
“Investment” of any Person means (a) acquisition of any Capital Security, evidence of Debt or other security or instrument issued by any other Person, (b) any loan, advance or extension of credit to (including guaranties of liabilities of), or any contribution to the capital of, any other Person, (c) any acquisition of assets (other than Inventory or Capital Expenditures in the ordinary course of business) or business from or Capital Security of any other Person, (d) acquisition of a futures contract, or becoming liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, and (e) any other investment in any other Person. An Investment shall be deemed to be “outstanding”, except to the extent that it has been paid or otherwise satisfied in cash or the Person making such Investment has received cash in consideration for the sale thereof, notwithstanding the fact that such Investment may otherwise have been forgiven, released, canceled or otherwise nullified.
“Lender” means Manufacturers and Traders Trust Company, and its successors, legal representatives, and assigns.

“LIBOR” means, the rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) that is the London Interbank Offered Rate, as applicable in accordance with the LIBOR Rate selected by Borrower for each Loan, or in the case of Daily LIBOR each day (or if such day is not a LIBOR Business Day, as fixed in the same manner on the immediately preceding LIBOR Business Day, which day’s rate shall, unless otherwise provided for, apply to the immediately succeeding non-LIBOR Business Days), fixed by the British Bankers Association for United States dollar deposits in the London interbank market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable) as determined by the Lender from any broker, quoting service or commonly available source utilized by the Lender. Notwithstanding any provision above, the practice of rounding to determine LIBOR may be discontinued at any time in the Lender’s sole discretion.
“LIBOR Business Day” means any day on which dealings in United States dollar deposits are carried on by banking institutions in London that is also a Business Day.
“LIBOR Loan” means any Loan when and to the extent that the interest rate for such Loan is determined by reference to LIBOR.
“LIBOR Rate” means, as selected by the Borrower for the respective LIBOR Loan, the one-month, two-month, three-month, or six-month LIBOR, each with an Interest Period of equal duration, or for Daily LIBOR Loans, one-month LIBOR, adjusting daily, calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366), and then in each case plus the Applicable Margin.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien, assignment or charge of any kind or description and shall include, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof including any lease or similar arrangement with a public authority executed in connection with the issuance of industrial development revenue bonds or pollution control revenue bonds, and the filing of or agreement to give any financing statement under the UCC (or comparable law) of any jurisdiction naming the owner of the asset to which such lien applies as a debtor (other than a filing which does not evidence an outstanding secured obligation, or a commitment to make advances or to incur any other obligation of any kind).
“Loan(s)” means, (without duplication) any amount disbursed by Lender to or on behalf of the Borrower under the Loan Documents, whether such amount constitutes an original disbursement of funds, or the continuation of any amount outstanding, under the Revolving Credit Facility, the Mortgage Secured Term Loan, the Term Loan A, the Term Loan B, or the 2013 Celmet Building Term Loan.
“Loan Documents” means the Agreement, the Notes, the Security Documents, each of the foregoing as it may be amended, restated, supplemented or otherwise modified from time to time, and all other agreements, documents and certificates executed with or in favor of the Lender in connection with the Agreement (including any predecessor agreement) or any amendment to the Agreement or to any other Loan Document.

“Mandatory Prepayment” means a prepayment required by Section 7.12(d).
“Material Adverse Effect” means (i) a material adverse effect on the financial condition, performance, business, operations or prospects of the Credit Parties, taken as a whole, (ii) material impairment of the legal ability of any of the Credit Parties to perform its obligations under this Agreement or any of the Loan Documents in any material respect, (iii) any material adverse effect on the binding nature, validity or enforceability of any Loan Document as an obligation of any Credit Party that is a party thereto, and (iv) material impairment of the rights and remedies of the Lender under this Agreement or any of the Loan Documents, including without limitation impairment or unenforceability of the perfection or priority of any Lien held by the Lender.
“Minimum Loan Amount” means (i) for any Daily LIBOR Loan, any whole dollar increment and (ii) for other LIBOR Loans, $1,000,000, with minimum increments thereafter of $500,000.
“Money Market Investments” means (a) any security issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof or having a remaining maturity of not more than 270 days, (b) any certificate of deposit, eurodollar time deposit and banker’s acceptance with remaining maturity of not more than 270 days, any overnight bank deposit, any demand deposit account, in each case with Lender or with any United States commercial bank having capital and surplus in excess of $500,000,000 and rated B or better by Thomson Bankwatch Inc., (c) any repurchase obligation with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above, and (d) any commercial paper issued by Lender and any other commercial paper rated A-1 by Standard & Poor’s Rating Group of Prime-1 by Moody’s Investors Service, Inc. and in any case having a remaining maturity of not more than 270 days.
“Monroe County Mortgage” means the Mortgage in favor of the Lender made by the Borrower covering the premises described therein located in Monroe County, New York dated as of July 30, 2015.
“New Mexico Mortgage” means the mortgage in favor of the Lender made by GTC covering its interest in property and improvements located at premises commonly known as 1450 Mission Avenue NE, Albuquerque, New Mexico held pursuant to a Lease Agreement between the City of Albuquerque, New Mexico and GTC dated as of March 1, 1999, as amended by that First Amendment to Mortgage dated as of February 26, 2010 and that Second Amendment to Mortgage dated as of January 18, 2013.
“Mortgages” means, collectively, the Monroe County Mortgage, the New Mexico Mortgage, and the Wayne County Mortgage.
“Mortgage Secured Term Loan” means the $4,000,000 aggregate original outstanding principal balance term loan described in Article 4 hereof.
“Mortgage Secured Term Loan Maturity Date” means February 1, 2018.

“Mortgage Secured Term Loan Note” means the Amended and Restated Mortgage Secured Term Loan Note evidencing the Mortgage Secured Term Loan, as such note may be amended, modified, supplemented or restated from time to time.
“Mortgaged Property” means the property and improvements covered by the New Mexico Mortgage.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA as to which any of the Credit Parties or any ERISA Affiliate is obligated to make, has made, or will be obligated to make contributions on behalf of participants who are or were employed by any of them.
“Net Cash Proceeds” means (a) in the case of any Casualty Event, the aggregate cash proceeds of insurance (excluding however any insurance proceeds for business interruption or time element loss), condemnation awards and other compensation received by any Person in respect of such Casualty Event less (i) reasonable fees and expenses incurred by such Person in connection therewith, and (ii) contractually required payments of Debt to the extent secured by Liens on the property subject to such Casualty Event and any income or transfer Taxes paid or reasonably estimated by such Person to be payable by such Person as a result of such Casualty Event, and (b) in the case of any Asset Disposition, the aggregate amount of all cash payments and proceeds (including any cash payments made from time to time in respect to the principal amount of any note or similar instrument or agreement providing for or evidencing debt as the deferred purchase price owing from the purchaser of such asset to the applicable Person) received by any Person in connection therewith less (i) reasonable fees and expenses incurred by such Person in connection therewith, (ii) Debt to the extent the amount thereof is secured by a Lien on the property that is the subject of such Asset Disposition and the transferee (or holder of the Lien on) such property requires that such Debt be repaid as a condition of such Asset Disposition, and (iii) any income or transfer Taxes paid or reasonably estimated by the Person to be payable by such Person as a result of such Asset Disposition.
“Net Income” means for the applicable period, the net earnings of the Borrower on a consolidated basis, determined in accordance with GAAP on a consistent basis, but excluding:
(a)    any gain or loss arising from the sale of capital assets;
(b)    any non-cash gain or non-cash loss arising from any write-up or write-down of assets;
(c)    net earnings or losses of any Subsidiary of Borrower accrued prior to the date it became a Subsidiary;
(d)    net earnings or losses of any Person, substantially all the assets of which have been acquired in any manner by Borrower, realized by such Person prior to the date of such acquisition;

(e)    net earnings or losses of any Person in which Borrower has an ownership interest, except any such net earnings which have actually been received by Borrower in the form of cash distributions and except the net earnings or losses of any Guarantor;
(f)    any portion of the net earnings of any Subsidiary of Borrower which for any reason is unavailable for payment of dividends to Borrower;
(g)    the net earnings or losses of any Person to which any assets of Borrower shall have been sold, transferred or disposed of after the date of such transaction,
(h)    the net earnings or losses of any Person into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;
(i)    any gain arising from the acquisition of any securities of Borrower; and
(j)    any gain or loss arising from extraordinary items.
“Note(s)” means the Revolving Credit Note, the Mortgage Secured Term Loan Note, the Term Loan A Note, the Term Loan B Note, and the 2013 Celmet Building Term Loan Note and “Note” means any of the Notes.
“Obligations” means and shall include all of the Credit Parties’ obligations to the Lender and/or to any of Lender’s affiliates of any kind or nature, arising now or in the future under or related to this Agreement and/or the Loan Documents including obligations related to the Notes, overdrafts, obligations related to Rate Management Transactions, credit card transactions, automated transfer transactions, electronic funds transfers, other transactions related to the Credit Parties’ dealings with the Lender, interest accruing after the filing of any petition or assignment in bankruptcy or for reorganization by or against the Credit Parties (whether or not such a claim for such post-petition interest is allowed in the proceedings), fees, charges, expenses, and amount payable with respect to guaranties.
“Organizational Documents” means, as applicable to the particular Person, the certificate or articles of incorporation or formation, bylaws, operating agreement, certificate of partnership, partnership agreement, and other similar documents and agreements related to formation and governance.
“PBGC” means the Pension Benefit Guarantee Corporation and any successor thereto.
“Permitted Debt” means Debt described in Section 11.1.
“Permitted Liens” means the following Liens:
(a)liens imposed by any Governmental Authority for Taxes or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower subject to such lien in accordance with GAAP on a consistent basis, provided no tax lien filing, levy, or execution exists in connection therewith;

(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days, or which are being contested in good faith and by appropriate proceedings;
(c)pledges or deposits under workers’ compensation, unemployment insurance and other social security legislation;

(d)deposits to secure the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)Liens in favor of Lender; and

(f)    Liens listed on Schedule 11.1(c).
“Person” means any individual, sole proprietorship, or other entity of any kind or nature including any corporation, partnership, trust, unincorporated organization, limited liability company, unlimited liability company, mutual company, joint stock company, estate, union, employee organization, government or any agency or political subdivision thereof.
“Plan” means any employee benefit plan, program, arrangement, practice or contract, maintained by or on behalf of a Borrower or an ERISA Affiliate, which provides benefits or compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including but not limited to the following types of plans:
(a)Executive Arrangements - any bonus, incentive compensation, stock option, deferred compensation, commission, severance, “golden parachute”, “rabbi trust”, or other executive compensation plan, program, contract, arrangement or practice;

(b)ERISA Plans - any “employee benefit plan” as defined in ERISA, including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and

(c)Other Employee Fringe Benefits - any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice.

“Prepayment Premium” means a payment by the Borrower with respect to any prepayment in whole or in part of any Fixed Rate Loan equal to the greater of (a) one percent (1%) of the principal sum prepaid, or (b) an amount equal to the present value of the difference between (i) the amount of interest that would have accrued on the principal sum prepaid from the date of the prepayment to the end of the applicable Fixed Rate Period, at the interest rate applicable to the Note in effect on the date of prepayment and (ii) the amount of interest that would have accrued on the principal sum prepaid from the date of the prepayment to the end of the applicable Fixed Rate Period of the applicable Note at the Current Market Rate. “Current Market Rate” means the most recent yield on United States Treasury Obligations adjusted to a constant maturity having a term most nearly corresponding to Fixed Rate Period remaining from the date of prepayment to the last day of the applicable Fixed Rate Period, in effect two (2) Business Days prior to the prepayment date as published by the Board of Governors of the Federal Reserve System in the Federal reserve Statistical Release H.15 (519), or by such other quoting service, index, or commonly available source utilized by the Lender. The “present value” calculation shall use the Current Market Rate as the discount rate and shall be calculated as if each installment of the principal sum had been made when due during the remainder of the applicable Fixed Rate Period.
“Prime Rate” means the rate of interest announced by the Lender from time to time at its Principal Office as its prime commercial lending rate, which rate is not intended to be the lowest rate of interest charged by Lender to its borrowers.
“Principal Office” means the Lender’s office at 255 East Avenue, Rochester, New York 14604.
“Prior Closing Date” means January 18, 2013.
“Quarterly Covenant Compliance Sheet” or “QCC Sheet” means the covenant compliance sheet delivered on a quarterly basis by Borrower to Lender, in substantially the form of Exhibit A attached hereto, including a certificate of the Chief Financial Officer of Borrower certifying that no Event of Default or Default has occurred (or if one has occurred, identifying the same) and certifying to the accuracy of an attached schedule showing computation of financial covenants contained in Article 12 hereof.
“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by any Credit Party which is an interest rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.
“Release” has the same meaning as given to that term in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601(22), and the regulations promulgated thereunder.
“Reserves” means the collective reference to reserves, in amounts and with respect to such matters, as the Lender in its reasonable discretion shall deem necessary or appropriate to establish against the Borrowing Base, including, without limitation, reserves with respect to (a) sums that any one or more of the Credit Parties is required to pay (such as taxes, assessments, amounts due with respect to or under ERISA, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any provision of this Agreement or any of the other Loan Documents, (b) increases in the Credit Parties’ dilution percentage above 5% obtained by dividing (i) the sum of non-cash credits against accounts (including, but not limited to returns, adjustments and rebates) of the Credit Parties’, plus pending or probable, but not yet applied, non-cash credits against accounts of the Credit Parties’ for such period, as determined by Lender in its sole discretion by (ii) gross invoiced sales of the Credit Parties’ for such period; (c) three months’ or other appropriate level of rent on any rental or warehouse locations in which Inventory is stored, and for which the Credit Parties have failed to provide the Lender with a satisfactory executed landlord’s waiver or warehouseman’s waiver, provided that the value of such Inventory in excess of such reserve shall not be excluded from Eligible Inventories on account of such failure; (d) amounts owing by any one or more of the Credit Parties to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust the Lender in its discretion deems likely to have a priority superior to Liens of the Lender (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in all or any part of the Collateral; it being understood and agreed that Reserves are established solely for the benefit of the Lender and that no other Person, including, without limitation, any Credit Party, shall have any rights or interests with respect to the establishment or failure to establish Reserves; (e) all stand-by letters of credit in an amount equal to 100% of the face value of the outstanding letters of credit; (f) all commercial letters of credit in an amount equal to the inverse of the Inventory advance rate then in effect multiplied by the amount of commercial letters of credit outstanding; (g) an amount equal to the dollar amount of held or issued checks held or outstanding for more than 20 days; (h) an amount equal to the dollar amount of accounts payable or specified accruals (such as accruals for taxes, rent, payroll and/or pension accruals) more than the greater of 60 days past due or 90 days past invoice date or recordation date not having extended terms; and (i) such other amounts as may be reasonably established by Lender from time to time.
“Revolving Credit Commitment” means the Revolving Credit Commitment described in Section 2.1.
“Revolving Credit Facility” means the revolving credit facility established pursuant to Section 2.1 of this Agreement.
“Revolving Credit Loan(s)” means a Loan or Loans made by the Lender to Borrower under the Revolving Credit Facility.
“Revolving Credit Note” means the Third Amended and Restated Revolving Credit Note described in Section 2.4, as such note may be amended, modified, supplemented or restated from time to time.
“Revolving Credit Termination Date” means January 18, 2018.
“SCB” means Southern California Braiding, Inc., a Delaware corporation, formerly known as CSCB, Inc., the assets of which were sold by SCB on July 9, 2015 with Lender’s consent.

“Security Agreement” means the Amended and Restated General Security Agreement dated as of December 16, 2009, made by Borrower, IECW&C and GTC in favor of Lender, including any supplements thereto, as the same may be amended, modified, supplemented or replaced from time to time.
“Security Documents” means those documents listed on Schedule 1.1(A), as each may be reaffirmed, amended, modified, supplemented or replaced from time to time.
“sole discretion”, “sole and absolute discretion”, “reasonable discretion”, “reasonable opinion” of the Lender means a determination made in good faith.
“Subsidiary” means any Person, the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements in accordance with GAAP (including among others consolidated subsidiaries of consolidated subsidiaries).
“Tax” means any federal, state, provincial, or foreign tax (including withholding tax), assessment, or other governmental charge (including penalties and interest) upon a Person or upon its assets, revenues, income, or profits.
“Term Loan A” means the term loan made to Borrower by the Lender in the original principal amount of $10,000,000 described in Article 5 hereof.
“Term Loan A Maturity Date” means February 1, 2022.
“Term Loan A Note” means the Amended and Restated Term Loan A Note evidencing the Term Loan A, as such note may be amended, modified, supplemented or restated from time to time.
“Term Loan B” means the term loan made to Borrower by the Lender in the original principal amount of $14,000,000 described in Article 6 hereof.
“Term Loan B Maturity Date” means February 1, 2023.
“Term Loan B Note” means the Amended and Restated Term Loan B Note evidencing the Term Loan B, as such note may be amended, modified, supplemented or restated from time to time.
“Trademark Security Agreements” means the Trademark Collateral Security and Pledge Agreement listed on Schedule 1.1(A), and any similar document delivered by any Credit Party, as amended, modified or restated from time to time.
“Unfinanced Capital Expenditures” means all Capital Expenditures other than (i) Capital Expenditures financed by the Lender (but excluding for this definition any Capital Expenditures financed with the proceeds of a Revolving Credit Loan), and (ii) Capital Expenditures financed with Debt (other than the Loans) permitted under this Agreement or Debt to which the Lender consents in writing.
“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, the Lender’s Lien on any Collateral.
“Unused Availability” means, at any time, (a) the lesser of (x) the Revolving Credit Commitment and (y) the Borrowing Base minus (b) the sum of all then outstanding Revolving Credit Loans.
“Wayne County Mortgage” means the Mortgage in favor of the Lender made by the Borrower covering the premises described therein located in Wayne County, New York dated as of July 30, 2015.
1.2    Interpretation. This Agreement has been prepared in cooperation by counsel for each of the parties, and shall not be construed as against any particular party as drafter. Unless otherwise expressly provided in this Agreement, the following interpretations shall apply:

(a)references in this Agreement to statutes shall include any amendments of the same and any rules and regulations promulgated thereunder,

(b)references to Persons include their permitted successors and assigns, and in the case of any Governmental Authority, any Person succeeding to its functions and capacities,

(c)references to agreements (including exhibits and schedules thereto) include amendments, assignments, and restatements provided that such amendments, assignments, and restatements are not prohibited by the Loan Documents,

(d)references to specific sections, articles, annexes, schedules, and exhibits are to this Agreement,

(e)any pronoun shall include the corresponding masculine, feminine and neuter forms,

(f)the singular includes the plural and the plural includes the singular,

(g)the words, “including”, “include”, and “includes” shall be deemed to be followed by the words “without limitation”,

(h)each authorization herein shall be deemed irrevocable and coupled with an interest,

(i)obligations or liabilities of the Credit Parties, or any of them, to which this Agreement makes reference shall be joint and several,

(j)accounting terms shall be interpreted, and all determinations relating thereto shall be made, in accordance with GAAP, and

(k)captions and headings are for ease of reference only and shall not affect the construction hereof.

ARTICLE 2 - REVOLVING CREDIT FACILITY

2.1    Revolving Credit Commitment. The Lender agrees, subject to Section 2.2 and the other terms and conditions hereinafter set forth, to make Revolving Credit Loans to the Borrower from time to time during the period from the Closing Date up to but not including the Revolving Credit Termination Date in an aggregate principal amount not to exceed at any time outstanding the amount of $20,000,000 (the “Revolving Credit Commitment”). During the period from the Closing Date to the Revolving Credit Termination Date, within the limits of the Revolving Credit Commitment and subject to Section 2.2, the Borrower may borrow, prepay pursuant to Section 2.5, and reborrow under this Section 2.1. Except as otherwise provided in this Agreement, the Revolving Credit Loans will be outstanding as LIBOR Loans.

2.2    Borrowing Base. Notwithstanding the provisions of Section 2.1, the aggregate principal amount of all outstanding Revolving Credit Loans shall not exceed the lesser of the Borrowing Base and the Revolving Credit Commitment.

At any time that the Borrower becomes aware or receives notice (oral or written) that the aggregate principal amount of all outstanding Revolving Credit Loans exceeds the lesser of the Borrowing Base or the Revolving Credit Commitment, the Borrower shall immediate prepay a portion of the Revolving Credit Loans that is at least the amount of such excess pursuant to Section 2.5 hereof.
2.3    Interest.

(a)Interest shall accrue each day on each LIBOR Loan from and including the first day of each Interest Period applicable thereto until, but not including, the last day of each such Interest Period or the day the LIBOR Loan is paid in full (if sooner) at a rate per annum (calculated on the basis of a 360-day year for the actual number of days elapsed) equal to the LIBOR Rate, as determined using LIBOR in effect on the following dates, as applicable:

(i)for LIBOR Loans other than Daily LIBOR Loans, (A) for new LIBOR Loans, two (2) LIBOR Business Days before the Draw Date; (B) for continuations of and conversions to LIBOR Loans, the LIBOR Business Day the Lender receives (or is deemed to receive) the required Notice in accordance with the terms of this Agreement; (C) for LIBOR Loans where the Automatic Continuation Option is in effect, the applicable Automatic Adjustment Rate Determination Date for such LIBOR Loan, and

(ii)for Daily LIBOR Loans, at a rate per annum equal to the LIBOR Rate in effect each day (or if such day is not a LIBOR Business Day, as fixed in the same manner on the immediately preceding LIBOR Business Day, which day’s rate shall, unless otherwise provided for, apply to the immediately succeeding non-LIBOR Business Days).

(b)After any conversion to a Base Rate Loan, interest shall accrue on the Base Rate Loan from and including the first date a Loan becomes a Base Rate Loan to, but not including, the day such Base Rate Loan is paid in full or converted back to a LIBOR Loan, at the rate per annum (calculated on the basis of a 360-day year for the actual number of days elapsed) equal to the Base Rate. Any change in the Base Rate shall be effective on the date of such change.

2.4    Revolving Credit Note. Borrower’s obligation to repay the Revolving Credit Loans is evidenced by the Revolving Credit Note in substantially the form attached as Exhibit B to this Agreement, in favor of Lender in the aggregate principal amount of Lender’s Revolving Credit Commitment.Payments.

(a)Interest shall be paid, in the case of LIBOR Loans other than Daily LIBOR Loans on the earlier of (i) the last day of the applicable Interest Period, but at least every month or (ii) three (3) months after the Draw Date or continuation or conversion date as the case may be, and in the case of Daily LIBOR Loans and Base Rate Loans in arrears on the first Business Day of every month. Interest on any Base Rate Loans shall be paid on the first Business Day of each month. All accrued and unpaid interest shall be due and payable on the Revolving Credit Termination Date.

(b)All Revolving Credit Loans shall be repaid in full on the Revolving Credit Termination Date.

(c)At any time that the Borrower becomes aware or receives notice (oral or written) that the outstanding principal amount of all Revolving Credit Loans exceeds the Borrowing Base, Borrower shall immediately prepay that portion of the Revolving Credit Loans that is necessary to comply with the provisions of Section 2.2.

2.6    Unused Commitment Fee. Borrower agrees to pay to the Lender the Applicable Unused Fee on the average amount of the Revolving Credit Commitment unused during each Fiscal Quarter. Such fee shall be payable quarterly and (i) during the period auto-deduct is elected by Borrower, the Lender is hereby authorized to charge Borrower’s account with Lender for the amount of such fee, and the Lender will deliver to Borrower an invoice setting forth the amount of such fee and the basis upon which it was calculated no later than two (2) Business Days after such fee is so charged, and (ii) if auto-deduct is not elected by Borrower, the Lender will deliver to Borrower an invoice setting forth the amount of such fee and the basis upon which it was calculated and such fee will be due and payable within five Business Days after delivery of such invoice.

2.7    Termination Fee. In the event the Revolving Credit Facility is terminated for any reason prior to the first anniversary of the Closing Date, the Borrower will pay to the Lender a termination fee of 2.0% of the Revolving Credit Commitment. In the event the Revolving Credit Facility is terminated for any reason on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, the Borrower will pay to the Lender a termination fee of 1.0% of the Revolving Credit Commitment.

2.8    Use of Proceeds. Proceeds of the Revolving Credit Loans shall be used for the Borrower’s working capital and other general corporate purposes.

ARTICLE 3 - INTENTIONALLY OMITTED

ARTICLE 4 - MORTGAGE SECURED TERM LOAN FACILITY

4.1    Mortgage Secured Term Loan. Lender previously made, and shall continue, a term loan (the “Mortgage Secured Term Loan”) to Borrower on December 16, 2009 in the original principal amount of Four Million Dollars ($4,000,000) and having, as of the date hereof, an outstanding principal balance of Two Million Four Hundred Thousand and Sixteen Dollars ($2,400,016.00) plus accrued interest.

4.2    Interest.

(a)The Mortgage Secured Term Loan shall be outstanding and bear interest as a LIBOR Loan pursuant to the LIBOR Rate election in effect from time to time. Each LIBOR Rate shall be effective for the applicable Interest Period. Interest on the Mortgage Secured Term Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

(b)Interest shall accrue each day on each LIBOR Loan from and including the first day of each Interest Period applicable thereto until, but not including, the last day of each such Interest Period or the day the LIBOR Loan is paid in full (if sooner) at a rate per annum equal to the LIBOR Rate, as determined using LIBOR in effect on the following dates, as applicable:

(i)for LIBOR Loans other than Daily LIBOR Loans, (A) for new LIBOR Loans, two (2) LIBOR Business Days before the Draw Date; (B) for continuations of and conversions to LIBOR Loans, the LIBOR Business Day the Lender receives (or is deemed to receive) the required Notice in accordance with the terms of this Agreement; (C) for LIBOR Loans where the Automatic Continuation Option is in effect, the applicable Automatic Adjustment Rate Determination Date for such LIBOR Loan, and

(ii)for Daily LIBOR Loans, at a rate per annum equal to the LIBOR Rate in effect each day (or if such day is not a LIBOR Business Day, as fixed in the same manner on the immediately preceding LIBOR Business Day, which day’s rate shall, unless otherwise provided for, apply to the immediately succeeding non-LIBOR Business Days).

(c)After any conversion to a Base Rate Loan, interest shall accrue on the Base Rate Loan from and including the first date a Loan becomes a Base Rate Loan to, but not including, the day such Base Rate Loan is paid in full or converted back to a LIBOR Loan, at the rate per annum equal to the Base Rate. Any change in the Base Rate shall be effective on the date of such change.

4.3    Payments on Mortgage Secured Term Loan.

(a)The Borrower shall repay the principal amount of the Mortgage Secured Term Loan in consecutive monthly principal installments of $22,222 each, each to be made on the first day of each calendar month, with the next such payment to occur on the first such day to occur after the Closing Date.

(b)Accrued interest on the Mortgage Secured Term Loan shall be paid to the Lender on the first day of each month.

(c)The entire remaining unpaid principal amount of the Mortgage Secured Term Loan and all accrued interest thereon shall be due and payable on the Mortgage Secured Term Loan Maturity Date, or sooner as otherwise provided in this Agreement.

4.4    Mortgage Secured Term Loan Note. Borrower’s obligation to repay the Mortgage Secured Term Loan is evidenced by the Mortgage Secured Term Loan Note in substantially the form attached as Exhibit C to this Agreement.

4.5    Use of Proceeds. The proceeds of the Mortgage Secured Term Loan were used by Borrower for the GTC Transaction.

ARTICLE 5 - FIXED RATE LOANS
5.1    Term Loan A.

(a)    Lender previously made, and shall continue, a term loan (the “Term Loan A”) to Borrower on January 18, 2013 in the original principal amount of Ten Million Dollars ($10,000,000) and having, as of the date hereof, an outstanding principal balance of Four Million Five Hundred Twenty Six Thousand One Hundred Fifty Six Dollars ($4,526,156) plus accrued interest.
(b)    Interest.
(i)    Borrower shall pay interest on the outstanding principal amount of the Term Loan A at the applicable Fixed Rate. Interest on the Term Loan A shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.
(ii)    Interest on the Term Loan A shall be paid in immediately available funds to the Lender on the first day of each month. All remaining accrued interest shall be due and payable on the Term Loan A Maturity Date.
(c)    Payments on Term Loan A.
(i)    The Borrower shall repay the principal amount of the Term Loan A in consecutive monthly principal installments of $92,593 each, each to be made on the first day of each calendar month, with the next such payment to occur on the first such day to occur after the Closing Date.
(ii)    Accrued interest on the Term Loan A shall be paid to the Lender on the first day of each calendar month.

(iii)    The entire remaining unpaid principal amount of the Term Loan A and all accrued interest thereon shall be due and payable on the Term Loan A Maturity Date, or sooner as otherwise provided in this Agreement.
(d)    Term Loan A Note. Borrower’s obligation to repay the Term Loan A is evidenced by the Term Loan A Note in substantially the form attached as Exhibit D to this Agreement.
(e)    Use of Proceeds. The proceeds of the Term Loan A were used only (i) to refinance existing indebtedness owed to the Lender and (ii) for a business purpose and not for any personal, family or household purpose.
5.2    2013 Celmet Building Term Loan.

(a)    Lender previously made, and shall continue, a term loan (the “2013 Celmet Building Term Loan”) to Borrower on November 8, 2013 in the original principal amount of One Million Three Hundred Thousand Dollars ($1,300,000) and having, as of the date hereof, an outstanding principal balance of One Million Twenty Nine Thousand One Hundred Seventy Five Dollars ($1,029,175.00) plus accrued interest.
(b)    Interest.
(i)    Borrower shall pay interest on the outstanding principal amount of the 2013 Celmet Building Term Loan at the applicable Fixed Rate. Interest on the 2013 Celmet Building Term Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.
(ii)    Interest on the 2013 Celmet Building Term Loan shall be paid in immediately available funds to the Lender on the first day of each month. All remaining accrued interest shall be due and payable on the 2013 Celmet Building Term Loan Maturity Date.
(c)    Payments on 2013 Celmet Building Term Loan.
(i)    The Borrower shall repay the principal amount of the 2013 Celmet Building Term Loan in consecutive monthly principal installments of $10,833 each, each to be made on the first day of each calendar month, with the next such payment to occur on the first such day to occur after the Closing Date.
(ii)    Accrued interest on the 2013 Celmet Building Term Loan shall be paid to the Lender on the first day of each month.
(iii)    The entire remaining unpaid principal amount of the 2013 Celmet Building Term Loan and all accrued interest thereon shall be due and payable on the 2013 Celmet Building Term Loan Maturity Date, or sooner as otherwise provided in this Agreement.

(d)    2013 Celmet Building Term Loan Note. Borrower’s obligation to repay the 2013 Celmet Building Term Loan is evidenced by the 2013 Celmet Building Term Loan Note in substantially the form attached as Exhibit E to this Agreement.
(e)    Use of Proceeds. The proceeds of the 2013 Celmet Building Term Loan were used to reimburse Borrower for the funds expended by it to purchase the Celmet Building at 1365 Emerson Street in Rochester, New York.
ARTICLE 6 - TERM LOAN B

6.1    Term Loan B. Lender previously made, and shall continue, a term loan (the “Term Loan B”) to Borrower on January 18, 2013 in the original principal amount of Fourteen Million Dollars ($14,000,000) and having, as of the date hereof, an outstanding principal balance of Ten Million Thirty Three Thousand Three Hundred Twenty Two Dollars ($10,033,322.00) plus accrued interest.
6.2    Interest.

(a)The Term Loan B shall be outstanding and bear interest as a LIBOR Loan pursuant to the LIBOR Rate election in effect from time to time. Each LIBOR Rate shall be effective for the applicable Interest Period. Interest on the Term Loan B shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

(b)Interest shall accrue each day on each LIBOR Loan from and including the first day of each Interest Period applicable thereto until, but not including, the last day of each such Interest Period or the day the LIBOR Loan is paid in full (if sooner) at a rate per annum equal to the LIBOR Rate, as determined using LIBOR in effect on the following dates, as applicable:

(i)for LIBOR Loans other than Daily LIBOR Loans, (A) for new LIBOR Loans, two (2) LIBOR Business Days before the Draw Date; (B) for continuations of and conversions to LIBOR Loans, the LIBOR Business Day the Lender receives (or is deemed to receive) the required Notice in accordance with the terms of this Agreement; (C) for LIBOR Loans where the Automatic Continuation Option is in effect, the applicable Automatic Adjustment Rate Determination Date for such LIBOR Loan, and

(ii)for Daily LIBOR Loans, at a rate per annum equal to the LIBOR Rate in effect each day (or if such day is not a LIBOR Business Day, as fixed in the same manner on the immediately preceding LIBOR Business Day, which day’s rate shall, unless otherwise provided for, apply to the immediately succeeding non-LIBOR Business Days).

(c)After any conversion to a Base Rate Loan, interest shall accrue on the Base Rate Loan from and including the first date a Loan becomes a Base Rate Loan to, but not including, the day such Base Rate Loan is paid in full or converted back to a LIBOR Loan, at the rate per annum equal to the Base Rate. Any change in the Base Rate shall be effective on the date of such change.

6.3    Payments on Term Loan B.

(a)The Borrower shall repay the principal amount of the Term Loan B in consecutive monthly principal installments of $116,667 each, each to be made on the first day of each calendar month, with the next such payment to occur on the first such day to occur after the Closing Date.

(b)Accrued interest on the Term Loan B shall be paid to the Lender on the first day of each month.

(c)The entire remaining unpaid principal amount of the Term Loan B and all accrued interest thereon shall be due and payable on the Term Loan B Maturity Date, or sooner as otherwise provided in this Agreement.

6.4    Term Loan B Note. Borrower’s obligation to repay the Term Loan B is evidenced by the Term Loan B Note in substantially the form attached as Exhibit F to this Agreement.

6.5    Use of Proceeds. The proceeds of the Term Loan B were used by Borrower to refinance existing indebtedness owed to the Lender.

ARTICLE 7 - CERTAIN GENERAL PROVISIONS

7.1    Notice and Manner of Borrowing; Continuations, Conversions and; Funding.

(a)General Requirements.

(i)Each Revolving Credit Loan advanced hereunder shall be in the form of a LIBOR Loan. The Mortgage Secured Term Loan and the Term Loan B shall be in the form of LIBOR Loans.
(ii)The Lender may make any Revolving Credit Loan in reliance upon any oral, telephonic, written, teletransmitted or other request (the “Request(s)”) that the Lender in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by an authorized person. The Lender may act on the Request of any authorized person until the Lender shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such authorized person. The Lender shall incur no liability to Borrower or to any other person as a direct or indirect result of making any Revolving Credit Loan pursuant to this subsection.
(iii)Not including Daily LIBOR Rate Loans, at any one time no more than five (5) LIBOR Rate tranches may be outstanding under the Revolving Credit Facility, no more than two (2) LIBOR Rate tranches may be outstanding with respect to the Mortgage Secured Term Loan, and no more than two (2) LIBOR Rate tranches may be outstanding with respect to the Term Loan B.
(b)Requests for LIBOR Loans. Borrower shall give the Lender its irrevocable Request for each LIBOR Loan specifying:

(i)the Draw Date for the LIBOR Loan, which may be the same day for Daily LIBOR Loans and which must be at least two (2) LIBOR Business Days following the date of the Request for other LIBOR Loans;

(ii)the aggregate amount of such LIBOR Loan, which amount shall not be less than the Minimum Borrowing Amount;

(iii)the applicable LIBOR Rate selection and corresponding Interest Period duration unless the Request is for a Daily LIBOR Loan; and

(iv)whether the Automatic Continuation Option will be in effect for such LIBOR Loan unless the Request is for a Daily LIBOR Loan. The Automatic Continuation Option shall be in effect for each Daily LIBOR Loan and for each other LIBOR Loan unless otherwise specified by Borrower in writing.

(c)Delivery of Requests and Notices. Delivery of a Notice or Request for a LIBOR Loan shall be made to the Lender at the address for notices in Section 15.4, or such other address designated by the Lender from time to time.

(d)Continuation Elections. An authorized Person may, upon irrevocable Request to the Lender in accordance with Section 7.1(e) below, elect to continue, as of the last day of the applicable Interest Period, any portion (subject to the Minimum Borrowing Amount limitation) or all of any LIBOR Loan with the same or a different Interest Period, provided no partial continuation of a LIBOR Loan with a different Interest Period shall reduce the outstanding principal amount of the remaining LIBOR Loan with the same Interest Period to less than the Minimum Borrowing Amount.

(e)Notice of Continuation.

(i)For an election under Section 7.1(d) above, an authorized person must deliver to the Lender, by 2:00 p.m. (New York time) on a Business Day, a written notice for an election under Section 7.1(d) (a “Notice”), specifying:

(A)the aggregate amount of each LIBOR Loan to be continued;

(B)the applicable LIBOR Rate selection and corresponding Interest Period duration for each LIBOR Loan to be continued; and

(C)whether the Automatic Continuation Option will be in effect for each such LIBOR Loan. The Automatic Continuation Option shall be in effect for each LIBOR Loan, unless otherwise specified by Borrower in writing.

(ii)For any election in accordance with Section 7.1(d) above, the Continuation Date shall be the later of (A) the last day of the applicable Interest Period, or (B) two (2) LIBOR Business Days (unless a shorter period is permitted by Lender in its sole discretion)

following the date the Lender receives the Notice of Continuation. If a Notice is received after 2:00 p.m. (New York time) on any Business Day, such Notice will be deemed to have been received on the next Business Day. Accordingly, as an example, if Borrower has a LIBOR Loan with a one-month Interest Period ending on June 15 and wants to continue the LIBOR Loan with a two- month Interest Period, Borrower must deliver to the Lender an appropriate Notice of Continuation by no later than 2:00 p.m. (New York time) on June 13 (assuming that June 13 is a Business Day and June 14 and 15 are LIBOR Business Days).

(iii)For LIBOR Loans with the Automatic Continuation Option in effect, the Lender shall, at the end of each Interest Period, automatically continue such LIBOR Loan with the same Interest Period unless a contrary Notice has been received.

(iv)The Lender may take action on any Notice in reliance upon any oral, telephonic, written or teletransmitted Notice that the Lender in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by an authorized person. No Notice may be delivered by e-mail. The Lender may act on the Notice from any authorized person until the Lender shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such authorized person. The Lender shall incur no liability to Borrower or to any other person as a direct or indirect result of acting on any Notice under this Agreement. The Lender, in its sole discretion, may reject any Notice that is incomplete.

(f)Expiration of Interest Period. With respect to any LIBOR Loan for which an Automatic Continuation Option is not in effect, if Borrower does not deliver to the Lender an appropriate Notice of Continuation (in accordance with the terms hereof) at least two (2) LIBOR Business Days before the end of an Interest Period, the Lender shall have the right (but not the obligation) to immediately, and without notice, convert such LIBOR Loan into a Daily LIBOR Loan and such Loan shall continue as a Daily LIBOR Loan until two (2) LIBOR Business Days after the Lender receives an appropriate Notice under Section 7.1(e) electing a different Interest Period. A Notice of Continuation received one (1) LIBOR Business Day before the end of an Interest Period may not effectuate a continuation of such Loan as a LIBOR Loan as of the last day of the Interest Period. Rather, such LIBOR Loan may be converted (in the manner described above) to a Daily LIBOR Loan on the last day of the Interest Period. Such Notice of Continuation, however, will be deemed to be a Notice that will be effective two (2) LIBOR Business Days from the date it is received (or deemed to be received) by the Lender.

(g)Conversion upon Default. Unless the Lender shall otherwise consent in writing, if (i) Borrower fails to pay when due, in whole or in part, the Obligations, or (ii) there exists any Event of Default or other Default with respect to which Lender has given a required notice of default as a precondition to the occurrence of an Event of Default, no conversion or continuation elections by the Borrower shall be permitted, and the Lender, in its sole discretion, may (i) permit any outstanding LIBOR Loan to continue until the last day of the applicable Interest Period at which time such Loan shall automatically be converted into a Base Rate Loan or (ii) convert any outstanding LIBOR Loan into a Base Rate Loan before the end of the applicable Interest Period applicable to such LIBOR Loan. Nothing herein shall be construed to be a waiver by the Lender to have any

Loan accrue interest at the Default Rate or the right of the Lender to charge and collect Breakage Costs.

7.2    Method of Payment. Borrower shall make each payment under this Agreement and the Notes not later than 3:00 p.m. (New York time) on the date when due in lawful money of the United States to the Lender at its Principal Office in immediately available funds. Borrower hereby authorizes the Lender, if and to the extent payment is not made when due under this Agreement and the Notes, to charge from time to time against any account of Borrower with the Lender any amount as due.

7.3    Illegality. If the Lender shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a Governmental Authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful for the Lender to make LIBOR Loans, then, on notice thereof by the Lender to Borrower, the Lender may suspend the making of LIBOR Loans until the Lender shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist. If the Lender shall determine that it is unlawful to maintain any LIBOR Loans, Borrower shall prepay in full all LIBOR Loans then outstanding, together with accrued interest, either on the last date of the Interest Period thereof if the Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Loans. If Borrower is required to prepay any LIBOR Loan immediately as set forth in this subsection, then concurrently with such prepayment, Borrower may borrow from the Lender, in the amount of such repayment, a Base Rate Loan.

7.4    Inability to Determine Rates. If the Lender shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan, the Lender will give notice of such determination to Borrower. Thereafter, the Lender may not make or maintain LIBOR Loans, as the case may be, hereunder until the Lender revokes such notice in writing. Upon receipt of such notice, Borrower may revoke any pending Request or notice with respect to a LIBOR Loan. If Borrower does not revoke such Request or notice, the Lender may make, or continue the Loans, as proposed by Borrower, in the amount specified in the applicable request or notice submitted by Borrower, but such Loans shall be made or continued as Base Rate Loans instead of LIBOR Loans, as the case may be.

7.5    Increased Cost. If the Lender shall determine that due to either (a) the introduction of any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR) in or in the interpretation of any requirement of law, or (b) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any LIBOR Loans, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Lender, pay to the Lender such additional amounts as are sufficient to compensate the Lender for such increased costs. Without limitation, the LIBOR Rate shall be adjusted by dividing LIBOR by a percentage equal to 100% minus the stated maximum rate of all reserves, if any, required to be maintained against

“Eurocurrency Liabilities” as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States’ office of a bank to United States residents) on the applicable date by any member bank of the Federal Reserve System.

7.6    Breakage Costs. Upon notice to Borrower from the Lender, Borrower shall pay to the Lender such amount or amounts as shall be sufficient (in the reasonable opinion of the Lender) to compensate it for any loss, cost, liability, funding loss, or expense (in each case whether by reason of any reduction in yield, the liquidation or reemployment of any deposit or other funds acquired by the Lender, the fixing of any interest rate payable on LIBOR Loans, or otherwise) (“Breakage Costs”) incurred directly or indirectly as a result of:

(a)any payment of a LIBOR Loan on a date other than the last day of the Interest Period for such Loan including, but not limited to acceleration of the Loans; or

(b)any failure by Borrower to borrow or convert a LIBOR Loan on the date for borrowing or conversion specified in the relevant notice under Section 7.1, or

(c)any failure by Borrower to pay a LIBOR Loan on any date for payment specified in Borrower’s written notice of intention to pay such LIBOR Loan, or

(d)other event pursuant to which a LIBOR Loan is converted to a Base Rate Loan.

7.7    Administrative Expenses. Borrower shall pay any reasonable fees, expenses and disbursements, including reasonable fees and expenses of the Lender’s counsel, of the Lender related to this Agreement, the Obligations, the perfection and protection of any collateral security required hereunder, the transactions contemplated by this Agreement, and the review, arrangement, completion documentation, amendment and administration of this Agreement and the Obligations, including, but not limited to, the cost of principal background checks, flood certifications and ongoing field examination expenses. Such payments shall be due on the Closing Date and thereafter on demand as incurred by the Lender.

7.8    Collection Costs. At the request of the Lender, Borrower shall promptly pay any reasonable fees, expenses and disbursements, including reasonable legal fees, of the Lender in connection with collection of any of the Obligations or protection, defense and enforcement of any of the Lender’s rights hereunder or under the Loan Documents. This obligation shall survive the payment of any Notes executed hereunder. The Lender may apply any payments of any nature received by it first to the payment of Obligations under this Section 7.8, notwithstanding any conflicting provision contained in this Agreement or any other agreement with the Borrower.

7.9    Default Interest Rate. Upon the occurrence of an Event of Default, notwithstanding anything else herein, the rate of interest on each of the Obligations shall be automatically increased to a rate at all times equal to three percentage points (3%) above the rate of interest otherwise in effect unless otherwise agreed by Lender in its sole discretion in writing, such increased rate to remain in effect through and including the satisfaction and payment in full of all of the Obligations and the termination of the Commitment, or written waiver of such Event of Default by the Lender.
7.10    Late Payment Fees. Payments of principal and/or interest not made in full before the date five (5) Business Days after the date due shall be subject to a processing charge of five percent (5%) of the payment due.

7.11    Payment of Fees. Borrower hereby authorizes the Lender to withdraw an amount equal to the fees which are due and payable hereunder from any of its accounts with the Lender if not paid on the due date for such fees. The Lender shall make a good faith effort to advise the Borrower of any such withdrawals in advance, provided, however, that failure by the Lender to give the Borrower such advice shall not prevent the Lender from making any such withdrawals under this Section 7.11 or subject the Lender to any liability hereunder.

7.12    Prepayments.

(a)LIBOR Loans are prepayable only at the end of the respective applicable Interest Periods, and Breakage Costs will apply to any payment of principal for any reason during an applicable Interest Period, including without limitation by reason of acceleration. Prepayments of Fixed Rate Loans are subject to payment of the Prepayment Premium. Prepayments of Base Rate Loans may be made without premium or penalty.

(b)The Lender reserves the right to require reasonable advance notice for all prepayments of Loans.

(c)Voluntary principal prepayments of the Mortgage Secured Term Loan, Term Loan A, Term Loan B or 2013 Celmet Building Term Loan, respectively, must be in minimum amounts of $500,000 each.

(d)Mandatory principal prepayments of first the Term Loan A, then the Term Loan B, then the Mortgage Secured Term Loan, then the 2013 Celmet Building Term Loan, shall be made within five Business Days after the date received by any Credit Party of and in an amount equal to (i) one hundred percent (100%) of Net Cash Proceeds of any Asset Disposition outside of the ordinary course of business if the aggregate Net Cash Proceeds exceed $100,000 (cumulatively and in the aggregate), and (ii) one hundred percent (100%) of the Net Cash Proceeds from any Casualty Event, provided, however, that any of the foregoing Loans to which a Rate Management Transaction applies at the time of such prepayment shall, to the extent of such Rate Management Transaction, not be subject to mandatory prepayment unless an Event of Default has occurred and is then continuing. In the event of a mandatory prepayment, the Lender will waive any Prepayment Premium related to such prepayment of any Fixed Rate Loan.

(e)Prepayments of the 2013 Celmet Building Term Loan, Term Loan A, the Term Loan B and Mortgage Secured Term Loan and pursuant to Section 7.12(d) above shall be applied to the principal installments of the applicable Loan(s) in the inverse order of their maturities.

(f)If by reason of an Event of Default the Lender elects to declare the Obligations to be immediately due and payable and/or to reduce or terminate the Commitment, then any Breakage Costs and the Prepayment Premium shall become due and payable in the same manner as though the Borrower had voluntarily prepaid the Notes.

7.13    Obligations Related to Rate Management Transactions. In the event that the Borrower enters into any Rate Management Transaction with the Lender, any obligations of Borrower to Lender pursuant to such agreement shall be treated as part of the Obligations and secured by all collateral for and covered by all guarantees of the Obligations to the full extent thereof, and may be included in any judgment in any proceeding instituted by the Lender.

7.14    Payments Due on Non-Business Days. Whenever any payment to be made under this Agreement or under the Notes shall be stated to be due on a day other than a Business Day, such payments shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest and the commitment fee, as the case may be, except, in the case of a LIBOR Loan, if the result of such extension would be to extend such payment into another calendar month, such payment shall be made on the immediately preceding LIBOR Business Day.

ARTICLE 8 - REPRESENTATIONS OF BORROWER

The Borrower represents and warrants to the Lender as follows:
8.1    Organization and Power.

(a)Each of the Credit Parties is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation, as applicable, and is duly qualified to transact business and in good standing in all other states and jurisdictions in which it is required to qualify or in which failure to qualify could have a Material Adverse Effect. The jurisdictions of formation and qualification for each of the Credit Parties are described in Schedule 8.1.

(b)Each of the Credit Parties has full power and authority to own its properties, to carry on its business as now being conducted, to execute, deliver and perform the Agreement and all related documents and instruments, and to consummate the transactions contemplated hereby.

8.2    Proceedings of Borrower.

(a)All necessary action on the part of the Credit Parties relating to authorization of the execution and delivery of this Agreement and all related documents and instruments, and the performance of the Obligations of the Credit Parties, hereunder and thereunder has been taken. This Agreement and all related documents and instruments constitute legal, valid and binding obligations of the Credit Parties, as applicable, enforceable in accordance with their respective terms.
(b)The execution and delivery by the Borrower of this Agreement and all related documents and agreements, and the performance by each of the Credit Parties of their respective obligations under this Agreement, the Notes, the Security Documents and all related documents and agreements will not violate any provision of law or their respective Organization Documents. The execution, delivery and performance of this Agreement, the Security Documents and all related documents and agreements, and the consummation of the transactions contemplated hereby will not violate, be in conflict with, result in a breach of, or constitute a default under any agreement to which any of the Credit Parties is a party or by which any of its properties is bound, or any order, writ, injunction, or decree of any court or governmental instrumentality, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of its properties, and do not require the consent or approval of any Governmental Authority.

8.3    Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the date of this Agreement or as otherwise required hereby and which remain in full force and effect on the date of this Agreement), or exemption by, any Governmental Authority, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, the execution, delivery and performance of any Loan Document or the legality, validity, binding effect or enforceability of any such Loan Document.

8.4    Capitalization. All of the outstanding Capital Securities of Borrower are duly authorized, validly issued and fully paid. All of the Capital Securities of each of Borrower’s Subsidiaries are owned by Borrower or a Subsidiary of Borrower.

8.5    Litigation. Except as set forth on Schedule 8.5, there is no action, suit or proceeding at law or in equity by or before any court or any federal, state, municipal or other governmental department, commission, board, bureau, instrumentality or other agency, domestic or foreign, pending or, to the knowledge of the Credit Parties, threatened against or affecting the Credit Parties that brings into question the legality, validity or enforceability of this Agreement or the transactions contemplated hereby or that, if adversely determined, is not adequately covered by insurance or would have a Material Adverse Effect.

8.6    Financial Statements and Condition.

(a)(i)     The audited consolidated balance sheets of Borrower as of and for the Fiscal Year ended September 30, 2015, and the related statements of operation, stockholders equity and cash flows (including supporting footnote disclosures) for the Fiscal Years then ended, with the opinion of Crowe Horwath, once the same have been furnished to the Lender, will have been prepared in accordance with GAAP consistently applied throughout the periods indicated, will be true and correct in all material respects and will present fairly the financial condition of IEC, IECW&C, GTC, SCB (to the extent relevant) and DRTL at the date of said financial statements and the results of operations for the Fiscal Year then ended. The financial statements described in this Section 8.6(a)(i) are collectively called the “Financial Statements”. The Credit Parties as of such dates did not have any significant liabilities, contingent or otherwise, including liabilities for taxes or any unusual forward or long-term commitments which were not disclosed by or reserved against in the Financial Statements, and at the present time there are no material unrealized or anticipated losses from any unfavorable commitments of the Credit Parties and (ii) the unaudited consolidated balance sheets of Borrower as of and for the Fiscal Year ended September 30, 2015, and the related statements of operation, stockholders equity and cash flows for the Fiscal Years then ended, have been prepared by Borrower in accordance with GAAP consistently applied throughout the periods indicated, are true and correct in all material respects and present fairly the financial condition of IEC, IECW&C, GTC, SCB (to the extent relevant) and DRTL at the date of said financial statements and the results of operations for the Fiscal Year then ended. The unaudited financial statements described in this Section 8.6(a)(ii) are collectively called the “Unaudited Financial Statements.”
(b)On and as of the date of this Agreement, and after giving effect to all Debt (including the Loans) and Liens created by the Credit Parties in connection herewith, (i) the sum of the assets, at a fair valuation, of the Borrower (standing alone) and the Credit Parties (taken as a whole) will exceed its and their debts, (ii) the Borrower (standing alone) and the Credit Parties (taken as a whole) has and have not incurred and does or do not intend to incur, and does or do not believe that it or they will incur, debts beyond its or their ability to pay such debts as such debts mature, and (iii) the Borrower (standing alone) and the Credit Parties (taken as a whole) will have sufficient capital with which to conduct its and their respective businesses. For purposes of this Section 8.6(b), “debt” means any liability on a claim, and “claim” means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

8.7    Material Adverse Changes. As of the date of this Agreement, since September 30, 2014 there has been no Material Adverse Effect, except for changes disclosed prior to the date of this Agreement by the Borrower either (i) in writing to the Lender or (ii) in the Borrower’s filings with the Securities and Exchange Commission.

8.8    Taxes. Each of the Credit Parties has filed or caused to be filed when due all federal tax returns or extensions and all state and local tax returns or extensions that are required to be filed, and has paid or caused to be paid all Taxes as shown on said returns or any assessment received. The filed returns accurately reflect in all material respects all liability for Taxes of the Credit Parties, as applicable, for the periods covered thereby. Each of the Credit Parties has paid all material Taxes payable by it which have become due, other than those that are being contested in good faith and adequately disclosed and fully provided for on the Unaudited Financial Statements of the Credit Parties in accordance with GAAP. As of the date of this Agreement, none of the Credit Parties’ tax returns are being audited and none of the Credit Parties have been notified of any intention by any taxing authority to conduct such an audit.

8.9    Properties; Liens. Except as would not have a Material Adverse Effect, (a) the Credit Parties have good and marketable title to all of their properties and assets, including without limitation, the properties and assets reflected in the Unaudited Financial Statements free and clear of all Liens, except for Permitted Liens, and (b) the Credit Parties have a valid leasehold estate and undisturbed peaceable possession under all leases under which they are operating, all of which are in full force and effect and none of which contain unusual or burdensome provisions that may materially adversely affect the operations of the Credit Parties.

8.10    Debt. Except for Permitted Debt, the Credit Parties have no outstanding Debt.

8.11    Franchises; Permits. Each of the Credit Parties has obtained and is in compliance with all licenses, permits, franchises, and governmental authorizations necessary for the ownership of its properties and the conduct of its business, for which failure to comply could reasonably be expected to have a Material Adverse Effect.

8.12    Compliance With Law.

(a)None of the Credit Parties is in violation of any laws, ordinances, governmental rules, requirements, or regulations, or any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, to which it is subject which violation could reasonably be expected to have a Material Adverse Effect.

(b)To the extent applicable, each of the Credit Parties is in compliance with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Patriot Act, except in each case such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)Neither the Borrower nor any of the Credit Parties, nor, to the knowledge of the Borrower, any director, officer, agent, employee (whether full time or contract), representative or other person acting on behalf of the Credit Parties has, in the course of its actions for, or on behalf of, the Credit Parties, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government Person or employee (whether full time or contract) from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government Person or employee (whether full time or contract).

(d)    To the knowledge of the Borrower, no part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

8.13    Intellectual Property; Authorizations. The Credit Parties own, possess or have licenses for all of the patents, trademarks, service marks, trade names, copyrights, licenses,

authorizations, trade secrets, proprietary information and know-how, and all rights with respect to the foregoing (collectively, the “Intellectual Property”), necessary to the conduct of their business as now conducted. Schedule 8.13 provides a complete list of all Intellectual Property with respect to which, as of the date of this Agreement, (i) registrations have been issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office, or any comparable foregoing Governmental Authority, and is owned by a Credit Party or (ii) is licensed by a Credit Party and material to the business of the Borrower. Except as disclosed in Schedule 8.5, to the knowledge of the Credit Parties, no product, process, method, substance, part or other material presently contemplated to be sold by or employed by any of the Credit Parties in connection with its business infringes or may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other person. Except as disclosed in Schedule 8.5, there is no pending or threatened claim or litigation against or affecting any of the Credit Parties contesting its right to sell or use any such product, process, method, substance, part or other material. To the knowledge of the Borrower, there is not pending or proposed any patent, invention, device application or principle or any statute, law, rule, regulation, standard or code which would prevent, inhibit or render obsolete the production or sale of any products of, or substantially reduce the projected revenues of, any Credit Party or otherwise have a Material Adverse Effect.

8.14    Contracts and Agreements. None of the Credit Parties is a party to any contract or agreement that has or could reasonably be expected to have a Material Adverse Effect, and each of the Credit Parties is in compliance in all material respects with all material contracts and agreements to which it is a party.

8.15    Subsidiaries and Affiliates. Except Affiliates and Subsidiaries listed on Schedule 8.15 and Subsidiaries permitted by Section 11.10 below, Borrower has no Subsidiaries or Affiliates. The jurisdiction of formation and ownership of each of the Subsidiaries listed on Schedule 8.15 is set forth on such Schedule.

8.16    Governmental Contracts.

(a)None of the Credit Parties has knowledge of (i) an existing Organizational Conflict of Interest, as defined by the Federal Acquisition Regulation (“FAR”) 2.101, that has not been resolved through an appropriate mitigation plan or (ii) circumstances that could be reasonably likely to negatively affect in any material respects the Credit Parties’ ability to be awarded government contracts similar to those which any of the Credit Parties is currently performing.

(b)None of the Credit Parties has knowledge of any payment by any Credit Party to any Person in connection with any material government contract made in violation of applicable procurement statutes, regulations or the provisions of any of the Credit Parties’ material government contracts.

(c)With respect to each government contract to which any of the Credit Parties is a party or bound, (i) neither the United States Government nor any prime contractor, subcontractor or other Person has notified any of the Credit Parties, in writing or otherwise, that any of the Credit Parties has breached or violated any requirement of law, or material certificate or representation, or any clause which has resulted in a cure notice which in each case, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and (ii) solely with respect to material government contracts, no termination for default is currently in effect pertaining to any such material government contract.

(d)(i) Except as disclosed on Schedule 8.5, neither any of the Credit Parties or any of their respective directors or officers is (or during the last five (5) years has been) under civil investigation by the United States Department of Justice or a state attorney general or under criminal investigation by any Governmental Authority, or is under indictment by any Governmental Authority with respect to any irregularity, misstatement or omission arising under or relating to any activities of the Credit Parties under a government contract and (ii) during the last five (5) years, none of the Credit Parties has made a voluntary disclosure to the United States Government with respect to any irregularity, misstatement or omission arising under or relating to a government contract, except, in each case, for any such investigation, indictment, voluntary disclosure, irregularity, misstatement or omission which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(e)There exist (i) no outstanding material claims against the Credit Parties, either by the United States Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any government contract and (ii) no disputes between any of the Credit Parties and the United States Government under the Contract Disputes Act or any other Federal statute or between any of the Credit Parties and any prime contractor, subcontractor or vendor arising under or relating to any government contract, which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(f)None of the Credit Parties or any of their respective directors, officers, owners, partners, or to the knowledge of the foregoing, employees, is (or during the last five (5) years has been) suspended or debarred from doing business with the United States Government or is (or during such period was) the subject of a finding of non-responsibility or ineligibility for United States Government contracting.

(g)No notice of suspension, debarment, cure notice, show cause notice or notice of termination for default is in effect which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect has been issued by the United States Government to any of the Credit Parties and none of the Credit Parties is a party to any pending, or to the Borrower’s knowledge threatened, suspension, debarment, termination for default issued by the United States Government or other adverse United States Government action or proceeding in connection with any contract with the United States Government which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(h)No cost incurred pertaining to any government contract of any of the Credit Parties has been disallowed by the United States Government or any of its agencies or, to the knowledge of any of the Credit Parties, is the subject of any investigation or which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(i)On the date hereof the cost accounting systems and government property management systems with respect to the material government contracts of the Credit Parties comply in all material respects with the applicable cost accounting standards set forth in FAR Sections 30 and 45 respectively.

8.17    ERISA. Except as set forth on Schedule 8.17:

(a)Identification of Plans. (i) Neither any Credit Party, nor any ERISA Affiliate, maintains or contributes to, or has maintained or contributed to, any Plan that is an ERISA Plan (as defined in the definition of “Plan” herein), and (ii) none of the Credit Parties and their ERISA Affiliates maintains or contributes to, or have maintained or contributed to, any Plan that is an Executive Arrangement (as defined in the definition of “Plan” herein), except, in both cases, Plans that are adopted after the Closing Date and either have been disclosed in writing to the Lender or have been disclosed in Borrower’s SEC filings.

(b)Compliance. Each Plan has at all times been maintained, by its terms and in operation, in accordance with all applicable laws, except such noncompliance (when taken as a whole) that will not have a Material Adverse Effect.

(c)Liabilities. Neither any of the Credit Parties, nor any ERISA Affiliate, is currently, or has in the last six (6) years been, obligated to make contributions (directly or indirectly) to a Multiemployer Plan, and none of the Credit Parties or ERISA Affiliates is currently subject to any liability (including withdrawal liability), tax or penalty whatsoever to any person whomsoever with respect to any Plan including, but not limited to, any tax, penalty or liability arising under Title I or Title IV or ERISA or Chapter 43 of the Internal Revenue Code, except such liabilities (when taken as a whole) as will not have a Material Adverse Effect.

(d)Funding. Each Credit Party and each ERISA Affiliate has made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and applicable law and (ii) required to be paid as expenses of each Plan. No Plan has an “amount of unfunded benefit liabilities” (as defined in Section 4001(a)(18) of ERISA).

8.18    Employment and Labor Relations. None of the Credit Parties is engaged in any unfair labor practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against any of the Credit Parties or, to the knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any of the Credit Parties or, to the knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against any of the Credit Parties or, to the knowledge of the Borrower, threatened against any of the Credit Parties, (iii) no union representation question existing with respect to the employees of any of the Credit Parties, (iv) no equal employment opportunity charges or other claims of employment discrimination pending or, to the Borrower’s knowledge, threatened against any of the Credit Parties, (v) no wage and hour department investigation which has been made of any of the Credit Parties, except (with respect to any matter specified in clauses (i) through (v)

above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect, and (vi) the Credit Parties have in place all current affirmative action plans applicable to their respective business operations and are in material compliance with all laws and regulations governing such affirmative action plans, including, without limitation, compliance with the terms set forth in such plans.

8.19    Security Documents. The Security Documents are effective to create in favor of the Lender legal, valid and enforceable (subject to bankruptcy and creditors’ rights generally) security interests in all non-real estate property and assets of the Credit Parties, all of which are part of the Collateral. When (i) financing statements in appropriate form are filed in the applicable offices required by the UCC and (ii) upon the taking of possession or control (as such terms are defined and used in the UCC as in effect in the applicable jurisdiction) by the Lender of any Collateral in which a security interest may be perfected only by possession or control (which possession or control shall be given to the Lender to the extent possession or control by the Lender is required by the Security Documents and the UCC), the Lender shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Credit Parties in the Collateral to the extent such Lien and security interest can be perfected by the filing of a financing statement pursuant to the UCC as in effect in the applicable jurisdiction or by possession or control by the Lender, in each case prior and superior in right to any other Person, other than any holder of Permitted Liens. Without limitation to the foregoing, no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or first priority status of the security interest of the Lender in any equity interests pledged to the Lender under the Security Documents or the exercise by the Lender of the voting or other rights provided for in the Security Documents or the exercise of remedies in respect thereof.

8.20    Disclosure. Neither this Agreement, nor any Loan Document nor any other document, certificate or statement furnished to the Lender by or on behalf of any Credit Party in connection herewith contains any untrue statement of a material fact or, when taken as a whole with the other Loan Documents and other documents, certificates and statements furnished to the Lender by or on behalf of the Credit Parties, omits to state a material fact necessary in order to make the statements contained herein and therein not misleading, if, in either case, such fact is material to an understanding of the financial condition, performance or prospects of the Credit Parties, taken as a whole or their business or operations, taken as a whole, or the ability of the Credit Parties to fulfill their obligations under this Agreement or under any Loan Documents to which they are parties.

ARTICLE 9 - CONDITIONS OF LENDING

9.1    Loans. The following conditions must be satisfied before the Lender shall have any obligation to make Loans on the Closing Date under this Agreement:

(a)Performance. Borrower shall have performed and complied with all agreements and conditions required to be performed or complied with by it prior to or at the time each Loan is made.

(b)Opinion of Counsel.    As of the Closing Date, the Credit Parties shall have delivered to the Lender a favorable opinion of their counsel, in form and substance satisfactory to the Lender.

(c)Documents to be Delivered. Borrower shall have executed and delivered or have caused to be executed and delivered to the Lender all Loan Documents in form and substance satisfactory to Lender, and all Loan Documents shall be in full force and effect.

(d)Certified Resolutions; Organizational Documents. As of the Closing Date the Borrower and each Guarantor shall have delivered a certificate of its corporate secretary certifying (i) resolutions duly adopted by its Board of Directors, or its Managing Member, as applicable, authorizing the execution, delivery and performance of the Loan Documents to which each is a party and the consummation of the transactions contemplated hereby and thereby, as applicable, which resolutions shall remain in full force and effect so long as any of the Obligations are outstanding or the Commitment has not been terminated, (ii) that the true and complete copies of the respective Certificates of Incorporation and By-Laws, or Certificate of Organization and Operating Agreement, as applicable, of the Credit Parties attached thereto are true and correct copies thereof, and remain in full force and effect, and (iii) the incumbency of the Credit Parties’ respective officers authorized to execute, deliver and perform this Agreement and/or the Loan Documents, as applicable.

(e)Fees and Taxes. Borrower shall have paid all filing fees, taxes, and assessments related to the borrowings and the perfection of any interests in collateral security required hereunder.

(f)Insurance. Borrower shall have delivered evidence satisfactory to the Lender of the existence of insurance required hereby.

(g)Other Documents and Agreements. On or before the date of this Agreement, the Borrower shall have executed and/or delivered such other documents, instruments, and agreements as the Lender and its legal counsel may reasonably require in connection with the transactions contemplated hereby, which shall be satisfactory to the Lender in all material respects.

(h)Searches. As of the Closing Date, Borrower shall have delivered to the Lender UCC, judgment, bankruptcy and tax searches in each relevant jurisdiction with respect to Borrower and each of its Subsidiaries, which searches shall reveal no liens on any assets of such entities except Permitted Liens.

(i)Representations. The representations and warranties of the Credit Parties contained herein shall be true and correct in all material respects.

(j)Consents and Approvals. The Lender shall have received evidence of receipt of all governmental, shareholder and other, if any, consents and approvals necessary in connection with the related financings and other transactions contemplated under this Agreement, except where the failure to obtain such consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

(k)Litigation. The Lender shall have been informed of any claim, action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that (i) relates to the Loans or (ii) in Lender’s reasonable opinion could have a Material Adverse Effect or to materially adversely affect the ability of any of the Credit Parties to perform its respective obligations under this Agreement, and no such claim, action, suit, investigation, litigation or proceeding shall be pending or threatened.

(l)Patriot Act. To the extent applicable, each Credit Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).

(m)Financial Statements. The Lender shall have received the draft of the audited financial statements for Borrower’s Fiscal Year ending September 30, 2015, prepared by Borrower and in the process of being audited by independent certified public accountants acceptable to the Lender, together with management letters indicating compliance with (i) the existing financial covenants set forth in the Prior Agreement for test dates occurring prior to the Closing Date and (ii) the financial covenants set forth herein for test dates occurring on and after the Closing Date, all in form and substance satisfactory to the Lender in its sole discretion.

(n)Enterprise Valuation. The Lender shall have received a completed enterprise valuation of Borrower in form and substance acceptable to the Lender in its sole discretion and Borrower shall have paid the cost thereof.

(o)Cash Management and Collateral Agreements. Borrower shall have executed and delivered to the Lender such further documents as may be required by the Lender to establish a cash management system satisfactory to the Lender.

(p)No Material Adverse Effect. Since June 30, 2015, there shall have been no material adverse change with respect to Borrower and its Subsidiaries, including with respect to their ability to meet the projections delivered by Borrower to the Lender prior to the Closing Date, that has had or could reasonably be expected to have a Material Adverse Effect.

9.2    Subsequent Loans and Letters of Credit. The obligation of the Lender to make any Revolving Credit Loans shall at all times be subject to the following continuing conditions:

(a)Representations and Warranties. The representations and warranties of the Credit Parties contained herein shall be true and correct in all material respects as of the date of making of each such advance (except those which are specific as to a date certain), with the same effect as if made on and as of such date.

(b)No Material Adverse Effect. There shall have been no Material Adverse Effect with respect to the Credit Parties since the date of the Financial Statements.

(c)No Defaults. There shall exist no Default or Event of Default at the time each Loan is to be made.

9.3    Notice of Borrowing Representation. Each Request for a Revolving Credit Loan given by a Borrower in accordance with Section 7.1 hereof and the acceptance by Borrower of the proceeds of a Revolving Credit Loan shall constitute a representation and warranty by the Borrower, made as of the time of the making of such Loan, that the conditions specified in Sections 9.1 and 9.2 have been fulfilled as of such time.

ARTICLE 10 - AFFIRMATIVE COVENANTS OF BORROWER

So long as any Obligations shall be outstanding, the Commitment shall be in effect, or this Agreement remains in effect, unless the Lender otherwise consents in writing, the Credit Parties shall:
10.1    Financial Statements; Other Information.

(a)Furnish to the Lender as soon as available, but in no event later than ninety (90) days after the close of each Fiscal Year in which this Agreement remains in effect, copies of annual consolidated financial statements of the Borrower in reasonable detail satisfactory to the Lender prepared in accordance with GAAP on a consistent basis audited by and with an unqualified opinion from an independent certified public accountant satisfactory to the Lender, in Lender’s reasonable discretion. Said financial statements shall include at least a consolidated and consolidating balance sheet and consolidated and consolidating statements of operations, stockholders’ equity and cash flow, and shall be accompanied by a copy of any management letter prepared by such accountants. Such financial statements shall be accompanied by a certificate of the Chief Financial Officer of Borrower to the effect that no Event of Default or Default has occurred.

(b)Furnish to the Lender unaudited financial statements not more than forty-five (45) days after the close of each Fiscal Quarter. Said statements shall be in reasonable detail satisfactory to the Lender, shall be prepared in accordance with GAAP, shall include at least a consolidated and consolidating balance sheet and a consolidated and consolidating statements of operations, stockholders’ equity and cash flow. Said financial statements shall be certified to be true and correct to the best knowledge of the Chief Financial Officer of Borrower. Such financial statements shall be accompanied by a certificate of the Chief Financial Officer of Borrower to the effect that no Event of Default or Default has occurred.

(c)Provide to the Lender (i) on the 20th day of each month for the most recently ended calendar month, monthly borrowing base reports (“Borrowing Base Reports”), and, (ii) commencing December 8, 2015, on each Tuesday thereafter, weekly Borrowing Base Reports for the immediately preceding week, in each case in substantially the form of Exhibit G attached hereto, and each accompanied by an accounts receivable aging, accounts payable aging, monthly Inventory report and such other supporting detail as may be required by the Lender in its sole discretion to address all reporting deficiencies in any Borrowing Base Report.

(d)Provide to the Lender an annual operating budget for the Credit Parties, including a balance sheet, statement of operations, and cash flow statement, with supporting assumptions, in detail reasonably satisfactory to Lender, within thirty (30) days after the end of each Fiscal Year of Borrower.

(e)Provide to the Lender, on a weekly basis on each Tuesday, thirteen-week rolling cash flow projections.

(f)Provide to the Lender, on a monthly basis no later than the 30th day after the last day of each fiscal month, key performance indicator (KPI) scorecards from each of the Borrower’s profit centers.

(g)Permit the Lender to perform, once each calendar quarter, full field audits of the Credit Parties’ accounts receivable and inventories with the reasonable cost thereof to be paid by the Borrower. The first such quarterly field audit will take place on or before December 1, 2015.

(h)Furnish to the Lender such additional information, reports, or financial statements as the Lender may, from time to time, reasonably request, including, without limitation, lists of vendors and suppliers and information necessary to monitor Revolving Loans.

(i)Permit any Person designated by the Lender to inspect the property, assets and books of the Credit Parties at reasonable times and, prior to an Event of Default, upon reasonable notice, provided that such Person is bound by a confidentiality agreement reasonably acceptable to Borrower. The Credit Parties shall discuss their affairs, finances and accounts with the Lender, and Persons designated by Lender that are bound by a confidentiality agreement reasonably acceptable to Borrower, at reasonable times and from time to time as often as may be reasonably requested.

(j)Notify the Lender promptly upon addition of any new location at which it conducts business or maintains assets, and of any new warehousing or distributorship agreement.

(k)Report immediately to the Lender in writing upon becoming aware of any noncompliance with any covenant in this Agreement or any Default, including without limitation becoming aware of any noncompliance with Article 12 in advance of the date on which the corresponding quarterly financial statements are due to be delivered to the Lender.

(l)Deliver to the Lender, no later than the fifth (5th) day after the Closing Date, the final audited financial statements of Borrower, on a consolidated basis, for the Fiscal Year ending September 30, 2015, reflecting no going concern qualification and no material changes from the draft audited financial statements delivered to the Lender pursuant to Section 8.6(a)(ii) above and otherwise in form and substance satisfactory to the Lender in its sole discretion.

10.2    SEC Reports. Furnish to the Lender, as applicable, copies of all proxy statements, financial statements and reports which Borrower sends to its stockholders, and copies of all regular, periodic and current reports, and all comment letters and responses thereto, which Borrower files with the Securities and Exchange Commission (“SEC”) or any Governmental Authority which may be substituted therefore, or with any national securities exchange; provided, however, in lieu of such copies Borrower may advise Lender in writing (including by fax of email) that any such proxy statement, financial statement and report, as the case may be, is available on the SEC’s Edgar database.

10.3    Taxes. Pay and discharge all taxes, assessments, levies and governmental charges upon the Credit Parties, their income and property, prior to the date on which penalties are attached thereto; provided, however, that the Credit Parties may in good faith contest any such taxes, assessments, levies or charges so long as such contest is diligently pursued and no lien or execution exists or is levied against any of the Credit Parties’ assets related to the contested items.

10.4    Insurance. Maintain or cause to be maintained insurance, of kinds and in amounts reasonably satisfactory to the Lender, with responsible insurance companies on all of the Credit Parties’ real and personal properties in such amounts and against such risks as are prudent, including, but not limited to, all-risk property insurance coverage (co-insurance not being permitted without the prior written consent of the Lender), business interruption or loss of rents coverage, worker’s compensation insurance, and general liability and products liability insurance. The Credit Parties also shall maintain flood insurance covering any real properties located in flood zones as may be required by governmental requirements to which Lender is subject. The Credit Parties shall provide to the Lender upon its request (and will endeavor to deliver annually, but shall not be in Default for failure to make such annual delivery unless a request has been made by the Lender), a detailed list and evidence reasonably satisfactory to the Lender of their insurance carriers and coverage and shall obtain such additional insurance as the Lender may reasonably request. Insurance policies shall name the Lender as additional insured, as its interests may appear, with respect to liability insurance, and mortgagee/lender loss payee with respect to property insurance, and all policies shall provide for at least thirty (30) days prior notice of cancellation to the Lender.

10.5    Maintenance of Business Assets. At all times maintain, preserve, protect, and keep the Credit Parties’ assets in good repair, working order, and condition, ordinary wear and tear excepted, and, from time to time, make all needed and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business of the Credit Parties may be properly and advantageously conducted at all times and the value of the Lender’s Collateral shall be preserved.

10.6    Notification of Material Changes, Judgments etc. Notify the Lender promptly of:

(a)any material adverse change in the financial condition of any of the Credit Parties, and of any event, circumstance, or condition that has had or could reasonably be expected to have a Material Adverse Effect, including the filing of any suits, judgments or liens which, if adversely determined, could reasonably be expected to have a Material Adverse Effect,

(b)the existence of any Default of which a Credit Party has actual knowledge, and
(c)the filing of any patent, trademark, or copyright registrations by any Credit Party.

10.7    ERISA Compliance. Comply in all material respects with the provisions of ERISA and regulations and interpretations related thereto with respect to all of the Credit Parties’ Plans.

10.8    Franchises; Permits; Laws. Preserve and keep in full force and effect the existence of the Credit Parties and all franchises, permits, licenses and other authority as are necessary to enable them to conduct their businesses as being conducted on the date of this Agreement, and comply in all material respects with all laws, regulations and requirements now in effect or hereafter promulgated by any properly constituted Governmental Authority having jurisdiction over them.

10.9    Performance of Obligations. The Borrower will, and will cause each of the Credit Parties to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound (taking into account any grace, notice, or cure periods applicable thereto), except in each case such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

10.10    Deposits; Bank Services. Maintain at the Lender all of the Credit Parties’ primary depository accounts, with exceptions, subject to Section 10.15 hereof, permitted for accounts maintained for convenience in other geographical locations for the temporary deposit of receipts or accounts justified by Credit Parties’ need for services that Lender cannot reasonably provide.

10.11    Amendments. Give the Lender prompt written notice of an amendment or modification to any of the Credit Parties’ Organizational Documents.

10.12    Additional Guarantors. Notify the Lender of the acquisition or creation of any new Subsidiary and cause each domestic Subsidiary created or acquired after the Prior Closing Date to execute and deliver to the Lender a continuing guaranty, general security agreement, and other agreements in form and substance satisfactory to Lender subjecting all of the assets of the Subsidiary to the Lien held by the Lender, together with approvals and legal opinions in form and substance satisfactory to the Lender opining to the authorization, validity and enforceability of such Guaranty, and to such other matters at the Lender may reasonably request.

10.13    Further Assurances. Cooperate with the Lender and execute such further instruments and documents as the Lender shall reasonably request to carry out the transactions contemplated by this Agreement and the other Loan Documents.

10.14    Mortgage Related Matters.
. GTC shall not cause or permit a reconveyance to GTC of fee title to the premises commonly known as 1450 Mission Avenue NE, Albuquerque, New Mexico held pursuant to a Lease Agreement between the City of Albuquerque, New Mexico and GTC dated as of March 1, 1999 unless (i) GTC gives the Lender at least 15 Business Days prior notice of its intention to cause the reconveyance, (ii) at the time of such reconveyance GTC delivers to the Lender an executed mortgage (the “Fee Mortgage”) in favor of Lender, in form substantially the same as the New Mexico Mortgage (modified to create a mortgage covering the fee title interest of GTC), and (iii) at the time of such reconveyance GTC delivers to the Lender a mortgagee title insurance policy covering the Fee Mortgage free of exceptions, encumbrances and Liens other than Permitted Exceptions and other exceptions approved in writing in advance by Lender.
10.15    Maintenance of Cash Management System. Maintain a cash management system satisfactory to the Lender, pursuant to which all collections of the Credit Parties would be deposited into accounts maintained with the Lender or with third-party institutions, governed by account control agreements to which Lender, the applicable third-party institution and the applicable Credit Party(ies) are parties (“blocked accounts”). Such cash management system would permit the Lender to exercise full dominion over any and all blocked accounts, whether maintained with the Lender or any other third-party institution, in the event (i) that an Event of Default occurs and is continuing or (ii) Unused Availability declines below (A) $500,000 at any time prior to or on April 1, 2016, (B) $1,500,000 after April 1, 2016 and prior to or on July 1, 2016 or (C) $4,000,000 after July 1, 2016 (an event under clause (i) or (ii), a “Dominion Trigger Event”). Upon the occurrence of a Dominion Trigger Event, full dominion by the Lender over cash collections of the Credit Parties shall commence and continue and remain in effect (x) if the Dominion Trigger Event arises under clause (i) above, until all Events of Default have been cured or waived, (y) if the Dominion Trigger Event arises under clause (ii) above, until Unused Availability is equal to or greater than the applicable dollar threshold set forth above (as the same may change as a result of date changes) for ninety (90) consecutive days, in which case a Dominion Trigger Event shall no longer be deemed to be continuing and (z) if Dominion Trigger Events occur under both clauses (i) and (ii) above, then until both events set forth in clauses (x) and (y) above have occurred.

10.16    Plan Implementation. Borrower shall implement, in accordance with the time line set forth therein, (a) the operations action plan delivered to Lender by the Borrower prior to the date hereof and (b) the inventory reduction plan delivered to Lender by Borrower prior to the date hereof.

10.17    Inventory Appraisal. If requested by Lender, Borrower will provide to Lender, at Borrower’s expense, an appraisal of the Credit Parties’ Inventory conducted by an appraiser selected by the Borrower; provided, however, that such appraiser shall be chosen by the Borrower from the list of three (3) appraisers provided by the Lender to the Borrower; and provided further that if the Borrower fails to make such a selection within two (2) Business Days of its receipt of such list, the Lender shall select an appraiser from the list in its sole discretion.

10.18    Post-Closing Covenant. The Borrower shall, within thirty (30) days after the Closing Date, (i) pay or cause to be paid in full any and all outstanding taxes, penalties or fees owed by IECW&C to the New York Commissioner of Taxation and Finance and (ii) deliver to the Lender evidence of such payment.

ARTICLE 11 - NEGATIVE COVENANTS OF BORROWER

So long as any Obligations shall be outstanding, the Commitment shall be in effect, or this Agreement shall remain in effect, unless the Lender otherwise consents in writing, none of the Credit Parties shall, directly or indirectly, jointly or severally:
11.1    Debt, Mortgages and Liens. Create, incur, assume or allow to exist, voluntarily or involuntarily, any Debt or Liens, excluding only (a) Debt to and interests held by the Lender under this Agreement, (b) Debt described in Schedule 11.1(b) attached hereto and made a part hereof, which Debt may not be renewed, extended, amended or modified, (c) Permitted Liens, (d) Debt and interests to which the Lender consents in writing on or after the date hereof, (e) Debt of Borrower to any Guarantor or of any Guarantor to Borrower and (f) Debt not otherwise described in this Section 11.1, in an aggregate principal amount not to exceed $250,000.00 at any time outstanding.

11.2    Loans and Investments. Make any Investment in any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except for (i) Investments in (including for the avoidance of doubt transfers of machinery and equipment to) any Person that is already a Credit Party, (ii) Money Market Investments, (iii) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business, and (iv) advances to employees and executives of a Credit Party for travel and other business expenses not to exceed $10,000.00 at any time outstanding.

11.3    Mergers, Dissolutions; Sales and Acquisitions; Change in Ownership Interests. Enter into any partnership, joint venture, merger or consolidation, or wind up, liquidate, or dissolve its affairs, or enter into a sale-leaseback except with Lender or its affiliates, or acquire all or substantially all the Capital Securities or assets of any Person, or sell, lease, transfer, or otherwise dispose of any its assets, except, for (a) (i) dispositions of Inventory in the ordinary course of business or (ii) the disposition of any asset not material to the respective Credit Party or its business and not exceeding $100,000 in value, and (b) the merger of Borrower into any Guarantor or of any Guarantor into Borrower or of any Guarantor into another Guarantor, in each case after giving written notice to the Lender of the intended merger, so long as any security interests granted to the Lender in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer) and all actions required to maintain said perfected status have been taken.

11.4    Amendments. Allow the amendment or modification of its Organizational Documents in any material respect without the prior written consent of the Lender.

11.5    Distributions. Make any Distributions without the prior written consent of Lender, except Distributions from any Guarantor(s) to Borrower.

11.6    Material Changes. Permit any material change to be made in the character of the business of any of the Credit Parties, or in the nature of their operations as carried on at the date hereof.

11.7    Compensation. Compensate any Person, including, without limitation, salaries, bonuses, consulting fees, or otherwise, in excess of amounts reasonably related to services rendered to the Credit Parties.

11.8    Judgments. Allow to exist any judgments against any of the Credit Parties in excess of $250,000 in the aggregate which are not fully covered by insurance or for which an appeal or other proceeding for the review thereof shall not have been taken and for which a stay of execution pending such appeal shall not have been obtained, or allow to exist any judgment in any amount against GTC that creates a Lien against any GTC real property or GTC real property interest.

11.9    Margin Securities. Directly or indirectly, use any part of the proceeds of the Obligations for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

11.10    Subsidiaries.

(a)Form, or permit to be formed, any Subsidiary unless such Subsidiary guarantees all Obligations to the Lender, which guarantee must be secured by all of its assets pursuant to a guaranty and a security agreement in form and substance acceptable to the Lender in its sole discretion.
(b)Directly or indirectly, and will not permit any of its Subsidiaries to directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) make Distributions on its Capital Securities owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any of its Subsidiaries, (ii) make loans or advances to the Borrower or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (A) applicable law, (B) this Agreement and the other Loan Documents, (C) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Borrower or any of its Subsidiaries, (D) customary provisions restricting assignment of any licensing agreement (in which the Borrower or any of its Subsidiaries is the licensee) or other contract entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, and (E) restrictions on the transfer of any asset pending the close of the sale of such asset.

11.11    Transactions with Credit Parties. Enter into any transaction or series of related transactions with any Affiliate of any of the Credit Parties, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Credit Party as would reasonably be obtained by the Credit Party at that time in a comparable arm’s-length transaction with a Person other than an Affiliate.

ARTICLE 12 - FINANCIAL COVENANTS

So long as any Obligations shall be outstanding or this Agreement remains in effect, unless the Lender otherwise consents in writing, the Borrower shall:
12.1    Debt to EBITDAS. Commencing with the Fiscal Quarter ending June 26, 2015, maintain at all times a Debt to EBITDAS Ratio, on a consolidated basis, no greater than the following ratios for the following periods, reported at the end of each Fiscal Quarter:

6/26/15 through and including 9/30/15                     < 5.75 to 1.00
10/01/15 through and including 1/01/16                     < 5.10 to 1.00
1/02/16 through and including 4/01/16                     < 3.95 to 1.00
4/02/16 through and including 7/01/16                     < 3.65 to 1.00
7/02/16 through and including 9/30/16, and thereafter            < 3.10 to 1.00
12.2    Minimum Quarterly EBITDAS. Maintain at all times minimum EBITDAS for the trailing three months, on a consolidated basis, equal to or greater than (i) for the Fiscal Quarter ending 9/30/15, $1,500,000, (ii) for the Fiscal Quarter ending 1/01/16, $1,785,000, (iii) for the Fiscal Quarter ending 4/01/16, $1,900,000, (iv) for the Fiscal Quarter ending 7/01/16, $1,800,000, (v) for the Fiscal Quarter ending 9/30/16, $2,190,000 and (vi) thereafter, for each Fiscal Quarter, $2,190,000, in each case reported at each Fiscal Quarter end.

12.3    Fixed Charge Coverage Ratio. Commencing with the Fiscal Quarter ending June 26, 2015, maintain at all times a Fixed Charge Coverage Ratio, on a consolidated basis, equal to or greater than the following ratios for the following periods, reported at the end of each Fiscal Quarter:

6/26/15 through and including 9/30/15                     > 0.45 to 1.00
10/01/15 through and including 1/01/16                     > 0.75 to 1.00
1/02/16 through and including 4/01/16                     > 1.00 to 1.00
4/02/16 through and including 7/01/16                     > 1.10 to 1.00
7/2/16 and thereafter                                 > 1.25 to 1.00

12.4    Maximum Inventory. Not permit gross Inventory of Borrower, on a consolidated basis and as of any Fiscal Quarter end, to exceed the following amounts for the specified Fiscal Quarters: $30,000,000 as of January 1, 2016, $29,000,000 as of April 1, 2016, $28,000,000 as of July 1, 2016, $27,000,000 as of September 30, 2016, $26,000,000 as of December 30, 2016 and $25,000,000 as of the end of the Fiscal Quarter ending March 31, 2017 and as of the end of each Fiscal Quarter thereafter.

12.5    Maximum Capital Expenditures. Not permit Capital Expenditures of the Borrower, on a consolidated basis, to exceed $3,500,000 per year without the Lender’s consent.

12.6    Quarterly Covenant Compliance Sheet. Commencing with the three month period ending January 1, 2016, provide the Quarterly Covenant Compliance Sheet to Lender within thirty (30) days after the close of each of its Fiscal Quarters (which shall include a certificate of the Chief Financial Officer of the Borrower certifying that no Event of Default or Default has occurred (or if one has occurred, identifying the same) and certifying the accuracy of an attached schedule showing computation of financial covenants contained in this Article 12.

ARTICLE 13 - ENVIRONMENTAL MATTERS; INDEMNIFICATION

13.1    Environmental Representations. Borrower represents and warrants that to the best of Borrower’s knowledge and except as disclosed in (i) the Environmental Report delivered to Lender related to the Mortgaged Property, (ii) the Phase II Environmental Site Assessment prepared for Celmet by LCS Inc. dated December 7, 2009, (iii) the Landfill Methane Gas Evaluation Report prepared for Celmet by Bergmann Associates dated March 10, 2010, (iv) the IEC Electronics Corp. Final Phase I Environmental Site Assessment and Limited Compliance Review Southern California Braiding Company, Inc. prepared by ERM and dated December 13, 2010, (v) the Phase I Environmental Assessment Report (Project No. 15R2534.39) prepared for the Lender by LCS, Inc. dated June 25, 2015, (vi) the Phase I Environmental Site Assessment Report (Project No. 15R2533.39) prepared for the Lender by LCS, Inc. dated July 2, 2015, (vii) the Phase II Environmental Site Assessment Report (Project No. 15R2533.22) prepared for the Lender by LCS, Inc. dated August 28, 2015, (viii) the Soil and Groundwater Management Plan (the “SGMP”) for the premises described in the Wayne County Mortgage (the “Newark Site”), prepared by the Borrower for submittal to the New York State Department of Environmental Conservation (the “DEC”) regarding DEC Spill No. 1506227, submitted to DEC in October 2015, (ix) the DEC letter to Borrower regarding the SGMP and closure of Spill No. 1506227, dated October 6, 2015, (x) the LCS, Inc. “Site Status Update” letter-report (Project No. 15R2533.39/.22/.70), prepared for the Lender regarding the Newark Site and the DEC’s October 6, 2015 closure letter for Spill No. 1506227, dated October 13, 2015, (xi) the Environmental Audit letter-report for the General Technology Corp. facility at 1450 Mission Avenue NE, in Albuquerque, New Mexico (the “Albuquerque Site”), prepared by AMEC Geomatrix and submitted to the Crane Company, dated October 12, 2009, and the Overview of Findings and Corrective Actions for the Albuquerque Site, prepared by AMEC and submitted to the Crane Company, dated November 18, 2009, both of which are listed in Schedule B of the Environmental Compliance and Indemnity Agreement given by GTC and Borrower to Lender for the Albuquerque Site, dated December 16, 2009 and (xii) the Environmental Site Assessment Report (Project No. 09R2963.29) prepared for the Lender by LCS, Inc. dated December 14, 2009:

(a)Neither the Improvements nor any property adjacent to the Improvements is being or has been used for, and none of the Credit Parties are engaged in, the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or as a landfill or other waste disposal site or for the storage of petroleum or petroleum based products except in compliance with all Environmental Laws.

(b)Underground storage tanks are not and have not been located on the Improvements except in compliance with all Environmental Laws.

(c)The soil, subsoil, bedrock, surface water and groundwater of the Improvements are free of any Hazardous Substances, except as permitted by Environmental Laws.

(d)There has been no Release, nor is there the threat of a Release of any Hazardous Substance on, at or from the Improvements or any property adjacent to or within the immediate vicinity of the Improvements which through soil, subsoil, bedrock, surface water or groundwater migration could come to be located on the Improvements, other than Releases which were or are not in violation of any Environmental Laws, and the Credit Parties have not received any form of notice or inquiry from any federal, state or local governmental agency or authority, any operator, tenant, subtenant, licensee or occupant of the Improvements or any property adjacent to or within the immediate vicinity of the Improvements or any other person with regard to a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements or any property adjacent to the Improvements.

(e)All Environmental Permits relating to the Credit Parties and the Improvements have been obtained and are in full force and effect.

(f)No event has occurred with respect to the Improvements which, with the passage of time or the giving of notice, or both, would constitute a violation of any applicable Environmental Law or non-compliance with any Environmental Permit.

(g)There are no agreements, consent orders, decrees, judgments, license or permit conditions or other orders or directives of any federal, state or local court, governmental agency or authority relating to the past, present or future ownership, use, operation, sale, transfer or conveyance of the Improvements which require any change in the present condition of the Improvements or any work, repairs, construction, containment, clean up, investigations, studies, removal or other remedial action or Capital Expenditures with respect to the Improvements.

(h)There are no actions, suits, claims or proceedings, pending or threatened, which could cause the incurrence of expenses or costs of any name or description or which seek money damages, injunctive relief, remedial action or any other remedy that arise out of, relate to or result from (i) a violation or alleged violation of any applicable Environmental Law or noncompliance or alleged non-compliance with any Environmental Permit, (ii) the presence of any Hazardous Substance or a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements or any property adjacent to or within the immediate vicinity of the Improvements or (iii) human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever kind to the extent the same arise from the condition of the Improvements or the ownership, use, operation, sale, transfer or conveyance thereof.

13.2    Environmental Covenants. Borrower covenants and agrees with the Lender that, until the Obligations have been fully satisfied and paid and the Commitment has been terminated, the Borrower shall:

(a)Comply with, and shall cause all operators, tenants, subtenants, licensees and occupants of the Improvements to comply with all applicable Environmental Laws and shall obtain and comply with, and shall cause all operators, tenants, subtenants, licensees and occupants of the Improvements to obtain and comply with, all Environmental Permits.

(b)Not cause or permit any change to be made in the present or intended use of the Improvements which would (i) violate any applicable Environmental Law, (ii) constitute non-compliance with any Environmental Permit or (iii) materially increase the risk of a Release of any Hazardous Substance.

(c)Promptly provide the Lender with a copy of all notifications which it gives or receives with respect to any past or present Release or the threat of a Release of any Hazardous Substance on, at or from the improvements or any property adjacent to the Improvements.

(d)Undertake and complete all investigations, studies, sampling and testing and all removal and other remedial actions required by law to contain, remove and clean up all Hazardous Substances that are determined to be present at the Improvements in accordance with all applicable Environmental Laws and all Environmental Permits.

(e)At all reasonable times and, prior to an Event of Default upon reasonable prior notice, allow the Lender and its officers, employees, agents, representatives, contractors and subcontractors access to the Improvements for the purposes of ascertaining site conditions, including, but not limited to, subsurface conditions.

(f)Deliver promptly to the Lender: (i) copies of any documents received from the United States Environmental Protection Agency, or any state, county or municipal environmental or health agency concerning a Credit Party’s operations or the Improvements; and (ii) copies of any documents submitted by any of the Credit Parties to the United States Environmental Protection Agency or any state, county or municipal environmental or health agency concerning its operations or the Improvements.

(g)If at any time the Lender obtains any reasonable evidence or information which suggests that a material potential environmental problem may exist at the improvements, the Lender may require that a full or supplemental environmental inspection and audit report with respect to the Improvements of a scope and level of detail satisfactory to the Lender, in Lender’s reasonable discretion, be prepared by an environmental engineer or other qualified person acceptable to the Lender at the Borrower’s expense. Such audit may include a physical inspection of the Improvements, a visual inspection of any property adjacent to or within the immediate vicinity of the Improvements, personnel interviews and a review of all Environmental Permits. If the Lender requires, such inspection shall also include a records search and/or subsurface testing for the presence of Hazardous Substances in the soil, subsoil, bedrock, surface water and/or groundwater. If such audit report indicates the presence of any Hazardous Substance or a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements, the Credit Parties shall promptly undertake and diligently pursue to completion all legally required investigative, containment, removal, clean up and other remedial actions, using methods recommended by the engineer or other person who prepared said audit report and acceptable to the appropriate federal, state and local agencies or authorities.

13.3    Indemnity. Borrower agrees to indemnify, defend and hold harmless the Lender from and against any and all liabilities, claims, damages, penalties, expenditures, losses or charges, including, but not limited to, all costs of investigation, monitoring, legal representation, remedial response, removal, restoration or permit acquisition of any kind whatsoever, which may now or in the future be undertaken, suffered, paid, awarded, assessed, or otherwise incurred by the Lender (or any other Person affiliated with the Lender or representing or acting for the Lender or at the Lender’s behest, or with a claim on the Lender or to whom the Lender has liability or responsibility of any sort related to this Section 13.3) relating to, resulting from or arising out of (a) the use of the Improvements for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or as a landfill or other waste disposal site, (b) the presence of any Hazardous Substance or a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements, (c) the failure to promptly undertake and diligently pursue to completion all necessary, appropriate and legally authorized investigative, containment, removal, clean up and other remedial actions with respect to a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements, (d) human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever kind to the extent the same arise from the condition of the Improvements or the ownership, use, operation, sale, transfer or conveyance thereof, (e) a violation of any applicable Environmental Law, (f) non-compliance with any Environmental Permit or (g) a material misrepresentation or inaccuracy in any representation or warranty or a material breach of or failure to perform any covenant made by Borrower in this Agreement; provided, however, that the Borrower shall not be liable to any indemnified party for such claims, damages, liabilities, and expenses resulting from such indemnified party’s own gross negligence or willful misconduct. Such costs or other liabilities incurred by the Lender, or other Person described in this Section 13.3 shall be deemed to include, without limitation, any sums which the Lender deems it necessary or desirable to expend to protect the Lender’s security interests and liens.

13.4    No Limitation. To the furthest extent permitted by law, the liability of the Borrower to Lender (or any other Person affiliated with the Lender or representing or acting for the Lender or at the Lender’s behest, or with a claim on the Lender or to whom the Lender has liability or responsibility of any sort related to Section 13.3) under this Article 13 shall in no way be limited, abridged, impaired or otherwise affected by (a) any amendment or modification of this Agreement or any other document relating to the Obligations by or for the benefit of the Credit Parties or any subsequent owner of the Improvements except for an amendment or modification which expressly refers to this Article 13, (b) any extensions of time for payment or performance required by this Agreement or any other document relating to the Obligations, (c) the release of any of the Credit Parties or any other person from the performance or observance of any of the agreements, covenants, terms or conditions contained in this Agreement or any other document relating to the Obligations by operation of law, or the Lender’s voluntary act or otherwise, (d) the invalidity or unenforceability of any of the terms or provisions of this Agreement or any other document relating to the Obligations, (e) any exculpatory provision contained in this Agreement or any other document relating to the Obligations limiting the Lender’s recourse, to property encumbered by any mortgage or to any other security or limiting the Lender’s rights to a deficiency judgment against the Borrower, (f) any applicable statute of limitations, (g) any investigation or inquiry conducted by or on behalf of the Lender or any information which the Lender may have or obtain with respect to the environmental or ecological condition of the Improvements, (h) the sale, assignment or foreclosure of any interest in collateral for the Obligations, (i) the sale, transfer or conveyance of all or part of the Improvements, (j) the dissolution and liquidation of Borrower, (k) the death or legal incapacity of any individual, (l) the release or discharge, in whole or in part, of Borrower in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding, or (m) any other circumstances which might otherwise constitute a legal or equitable release or discharge of Borrower, in whole or in part.

13.5    Survival. Notwithstanding anything to the contrary contained herein, the liability and obligations of the Borrower under Section 13.3 shall survive the discharge, satisfaction or assignment of this Agreement and the payment in full of all of the Obligations, unless such liability and obligations are terminated with express reference to this Section 13.5.

13.6    Investigations. If an Event of Default occurs, or Borrower defaults on any of its Obligations pursuant to this Article 13, the Lender or its designee shall have the right at reasonable times, and prior to an Event of Default upon reasonable notice to the Borrower, to enter upon the Improvements and conduct such tests, investigation and sampling, including, but not limited to, installation of monitoring wells, as shall be reasonably necessary for the Lender to determine whether any Release of Hazardous Substances in violation of Environmental Laws has occurred on, at or near the Improvements. The costs of all such tests, investigations and samplings shall be considered as additional Debt secured by all collateral for the Obligations and shall become immediately due and payable upon being invoiced to Borrower and with interest thereon at the highest rate then borne by any of the Obligations.

13.7    No Warranty Regarding Information. Borrower agrees that the Lender shall not be liable in any way for the completeness or accuracy of any Environmental Report or the information contained therein. The Borrower further agrees that the Lender has no duty to warn any of the Credit Parties or any other Person about any actual or potential environmental contamination or other problem that may have become apparent or will become apparent to the Lender.

ARTICLE 14 - DEFAULTS

14.1    Defaults. The following events (hereinafter called “Events of Default”) shall constitute defaults under this Agreement:

(a)Nonpayment. (i) failure of Borrower to make any payment of principal or interest under the terms of this Agreement, any of the Notes, or of any of the Loan Documents, within ten (10) days after the same becomes due and payable, except that there shall be no ten (10) day grace period for the Borrower’s obligation to reduce the principal balance of the Revolving Credit Facility if the outstanding principal balance of the Revolving Credit Facility exceeds the Revolving Credit Commitment or the Borrowing Base under Sections 2.1 and 2.2 of this Agreement, and (ii) failure of Borrower to make any payment of any type other than principal or interest under the terms of this Agreement, any of the Notes, or of any of the Loan Documents which is not cured within five (5) Business Days after notice of such failure is given by the Lender.

(b)Performance. Failure of any of the Credit Parties to observe or perform, as applicable,
(i)any of the financial covenants in Article 12 of this Agreement,

(ii)Sections 10.1(a), 10.1(b), 10.1(c), 10.1(e), 10.1(f), 10.1(l), 10.4, and 10.14,

(iii)Sections 10.1(g), 10.1(k), 10.6, 10.12, 10.15 or 10.17 within ten days after the date on which performance was required, or

(iv)any condition, covenant or term of this Agreement or any Loan Document not covered by Section 14.1(a), Section 14.1(b)(i), Section 14.1(b)(ii), or Section 14.1(b)(iii) which is not cured within thirty (30) days after notice of such failure is given by the Lender, and provided that during such thirty (30) day period the Credit Parties are diligently and in good faith curing such failure.

(c)Other Obligations to Lender. Failure of any Credit Party to observe or perform any condition or covenant of any other agreement or instrument with the Lender, or any of its affiliates not covered by Section 14.1(a) or Section 14.1(b) after any applicable cure or grace period related thereto.

(d)Obligations to Third Parties. Default by any Credit Party under:

(i)any agreement or instrument involving Debt in excess of $100,000 (except as covered by Section 14.1(a), Section 14.1(b), or Section 14.1(c)) unless and so long as such default is being contested reasonably diligently and in good faith and no judgment has been taken against the respective Credit Party or restraint, levy, or similar action with respect to any assets of the Credit Party has occurred, or

(ii)any other agreement with any third Person, which is not terminable on thirty (30) days or less notice, or provides for payment of consideration of more than $100,000 by any party thereafter unless and so long as such default is being contested reasonably diligently and in good faith.

(e)Representations. Failure of any representation or warranty made by any Credit Party in connection with the execution and performance of any Loan Document or any certificate of officers pursuant thereto, to be truthful, accurate or correct in all material respects; provided such failure in the case of representations and warranties specific as to a date certain must be as of such date certain.

(f)Financial Difficulties. Financial difficulties of any Credit Party as evidenced by:

(i)any admission in writing of inability to pay debts as they become due; or

(ii)the filing of a voluntary, or sixty (60) days after a filing of an involuntary, petition in bankruptcy, or under any chapters of the Bankruptcy Code, or under any federal or state statute providing for the relief of debtors unless, in the case of the filing of an involuntary petition, it is dismissed within such sixty (60) day period; or

(iii)making an assignment for the benefit of creditors; or

(iv)consenting to the appointment of a trustee or receiver for all or a major part of any of its property; or

(v)the entry of a court order appointing a receiver or a trustee for all or a major part of its property which is not bonded, discharged or stayed within sixty (60) days;

(vi)the occurrence of any event, action, or transaction that could give rise to a lien or encumbrance on the assets of any Credit Party as a result of application of relevant provisions of ERISA; or

(vii)the occurrence of any Forfeiture Action.

(g)Change in Control. The occurrence of a Change in Control.

(h)Security Documents. Any Credit Party, as signatory under any of the Security Documents, shall cause the Security Documents at any time to, or if for any reason the Security Documents: (i) cease to create a valid and perfected Lien in and to the property purported to be subject to the same for any reason other than the failure of the secured parties thereunder to continue any UCC financing statement, or (ii) cease to be in full force and effect or shall be declared null and void, or (iii) the validity or enforceability of any Security Document shall be contested by any party thereto or any party thereto shall deny it has any further liability or obligations to the secured parties thereunder.

(i)ERISA. Any event occurs or condition exists which, with notice or lapse of time or both, would make any Plan of any Credit Party subject to termination under subsections (1), (2) and (3) of Section 4042(a) of ERISA, or any Credit Party or any of their respective plan administrators shall have received notice from the PBGC indicating that it has made a determination that any Plan of any Credit Party is subject to termination under Section 4042(a)(4) of ERISA, or any Credit Party is subject to employer’s liability under Section 4062, 4063, or 4064 of ERISA, in each case under ERISA as now or hereafter amended.

(j)SEC Matters. (i) the levying of a penalty or fee (other than routine fees consistent with those historically incurred by Borrower in the ordinary course of its business) by the SEC on the Borrower and/or any Guarantor in excess of $400,000, individually or in the aggregate, or (ii) the incurrence by Borrower and/or Guarantors of legal fees associated with an SEC investigation of the Borrower in any Fiscal Year in excess of $250,000, net of any amounts reimbursed to Borrower and/or Guarantors by any insurer during such Fiscal Year.

(k)Government Contracts. (i) any notice of debarment, notice of suspension or termination for default shall have been issued under any United States government contract, or (ii) any of the Credit Parties is debarred or suspended from contracting with any part of the United States Government or any state, local or foreign government, or (iii) a United States Government or any state, local or foreign government investigation shall have resulted in criminal or civil liability, suspension, debarment or any other adverse administrative action arising by reason of alleged fraud, willful misconduct, neglect, default or other wrongdoing, or (iv) the actual termination of any government contract due to alleged fraud, willful misconduct, neglect, default or any other wrongdoing and the effect of any of the events described in subclauses (i), (ii), (iii) and (iv), either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

(l)Any failure of GTC to be able to, or to, cause reconveyance of fee title to the premises covered by the New Mexico Mortgage in strict accordance with Section 10.14 of this Agreement at such time as the tax benefits available through the City of Albuquerque expire, it being the intention of the parties that this Event of Default shall be an event of default under the New Mexico Mortgage entitling the Lender to its remedies, including foreclosure, thereunder.

14.2    Remedies.

(a)If any one or more Events of Default listed in Section 14.1(f)(i)-(vi) occur, (a) the Commitment and any further commitments or obligations of the Lender shall be deemed to be automatically and without need for further action terminated, and (b) all Obligations of the Borrower to the Lender, automatically and without need for further action, shall become forthwith due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived. If any one or more Events of Default other than those listed in Section 14.1(f)(i)-(vi) occur, the Lender may, at its option, take either or both of the following actions at the same or different times: (i) terminate the Commitment and any further commitments or obligations of the Lender, and (ii) declare all Obligations of the Borrower to the Lender, automatically and without need for further action, to be forthwith due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived.

(b)In case any such Events of Default shall occur, the Lender shall be entitled to recover judgment against the Borrower for all Obligations of the Borrower to the Lender either before, or after, or during the pendency of any proceedings for the enforcement, of any Security Document and, in the event of realization of any funds from any security or guarantee and application thereof to the payment of the Obligations due, the Lender shall be entitled to enforce payment of and recover judgment for all amounts remaining due and unpaid on such Obligations.

(c)The Lender shall be entitled to exercise any other legal or equitable right which it may have, and may proceed to protect and enforce its rights by any other appropriate proceedings, including action for the specific performance of any covenant or agreement contained in this Agreement and the Loan Documents.

ARTICLE 15 - MISCELLANEOUS

15.1    Waiver. No delay or failure of the Lender to exercise any right, remedy, power or privilege hereunder shall impair the same or be construed to be a waiver of the same or of any Event of Default or an acquiescence therein. No single or partial exercise of any right, remedy, power or privilege shall preclude other or further exercise thereof by the Lender. All rights, remedies, powers, and privileges herein conferred upon the Lender shall be deemed cumulative and not exclusive of any others available.

15.2    Survival of Representations. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the execution and delivery of other agreements hereunder.

15.3    Additional Security; Setoff. The Lender shall have a security interest in and right of setoff with respect to all deposits or other sums credited by or due from the Lender to Borrower and a security interest in all securities or other property of Borrower in any of the Lender’s possession for safekeeping or otherwise. The Lender’s security interest shall secure payment of the Obligations. In the event of any Event of Default under this Agreement, regardless of the adequacy of collateral, without any demand or notice, except as required by applicable law, any Lender may apply or setoff such deposits or other sums and may sell or dispose of any or all of such securities or other property and may exercise any and all rights it may have under the UCC, as in effect from time to time. The rights of the Lender under this Agreement are in addition to, and not exclusive of, any other rights it may have with respect to such deposits, sums, securities, or other property under other agreements or applicable principles of law. The Lender shall have no duty to take steps to preserve rights against prior parties as to such securities or other property.

15.4    Notices. Any notice or demand upon any party hereto shall be deemed to have been sufficiently given or served for all purposes hereof when delivered in person, the Business Day after delivery to a nationally recognized overnight courier marked for next Business Day delivery, or three (3) Business Days after it is mailed certified mail postage prepaid, return receipt requested, addressed as follows:

If to Lender:
Manufacturers and Traders Trust Company
255 East Avenue
Rochester, New York 14604
Attention: J. Theodore Smith
Facsimile: (585) 325-5105
Email: jtsmith@mtb.com
with a copy to:

Nixon Peabody LLP
40 Fountain Plaza, Suite 500
Buffalo, New York 14202
Attention: Martha M. Anderson, Esq.
Facsimile: (716) 853-8105
Email: manderson@nixonpeabody.com
If to Borrower:
IEC Electronics Corp.
105 Norton Street
Newark, New York 14513
Attention:    Michael T. Williams, CFO
Facsimile: (315) 331-3547
Email: mwilliams@iec-electronics.com
with a copy to:
Harter Secrest & Emery LLP
1600 Bausch & Lomb Place
Rochester, NY 14604-2711
Attention: James M. Jenkins, Esq.
Facsimile: 585-232-2152
Email: JJenkins@hselaw.com
Any party may change, by notice in writing to the other parties, the address to which notices to it shall be sent. Email addresses are provided for convenience only and notice is not effective if given only by email unless also given by another means provided by this Section.
15.5    Entire Agreement. This Agreement and the Loan Documents embody the entire agreement and understanding among the parties and supersede all prior agreements and understandings relating to the subject matter hereof. This Agreement shall not be changed or amended without the written agreement of all parties hereto. This Agreement embodies all commitments to lend between the Lender and the Borrower and supersedes any prior commitments.

15.6    Parties in Interest.

(a)All the terms and provisions of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the parties and their respective successors and assigns and shall inure to the benefit of and be enforceable by any holder of any of the Notes. Upon any transfer of any Obligation or any interest therein any Lender may deliver or otherwise transfer or assign to the holder any collateral or guarantees for the Obligation, which holder shall thereupon have all the rights of the Lender.

(b)The rights, remedies, and benefits of and in favor of the Lender under this Agreement shall inure to the benefit of, and be enforceable by, any or all of the Lender and each of its affiliates.

15.7    Indemnity.

(a)Nothing in this Section 15.7 shall be deemed or shall be construed to relieve or release the Lender from any liability for breach of contract arising from any failure by the Lender to perform its contractual obligations hereunder. The Borrower shall indemnify and hold harmless the Lender and its affiliates, directors, officers, employees, agents, and representatives from and against any and all claims, damages, liabilities, and expenses (including, without limitation, attorneys’ fees, whether incurred in a third party action or in an action to enforce this Agreement) that may be incurred by or asserted against such indemnified party in connection with the Loan Documents and the transactions contemplated thereby including in connection with the investigation of, preparation for, or defense of any pending or threatened claim, action, or proceeding; provided, however, that the Borrower shall not be liable to any indemnified party for such claims, damages, liabilities, and expenses resulting from such indemnified party’s own gross negligence or willful misconduct. The indemnification obligations of the Credit Parties hereunder include obligations to indemnify and hold harmless the Lender for any cost, expense, or liability (including among others reasonable attorneys’ fees) incurred in connection with actions taken (including, if applicable, foreclosure of any Mortgage), and payments made by the Lender reasonably necessary to assure that the Mortgages, and the premises covered thereby, and at such time as the tax benefits available through the City of Albuquerque expire the Lender’s interest in the premises covered by the Fee Mortgage, are subject to no Liens other than Permitted Liens.

(b)To the extent, if at all, New Mexico NMSA 1978, Section 56-7-1, as amended, is applicable to any Loan Document, any agreement to indemnify, hold harmless, insure or defend another party contained therein shall not extend to liability, claims, damages, losses or expenses, including attorneys’ fees, arising out of bodily injury to persons or damage to property caused by or resulting from, in whole or in part, the negligent act or omission of the indemnitee, its officers, employees or agents.

15.8    Usury. The Loan Documents are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used in this Section 15.8, the term “applicable law” shall mean the law in effect as of the date hereof, provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then the Loan Documents shall be governed by such new law as of its effective date. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all Loan Documents.

15.9    Severability. In the event that any one or more of the provisions contained in this Agreement or any other Loan Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other Loan Document.

5.10    Governing Law. This Agreement and the Loan Documents (except as otherwise expressly provided therein), together with all of the rights and obligations of the parties hereto, shall be construed, governed and enforced in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

15.11    Electronic Communications. Borrowing base and compliance certificates submitted to the Lender electronically by a representative of the Borrower shall be deemed to have been submitted and signed by the representative sending the electronic communication.

15.12    Patriot Act. The Lender hereby notifies the Credit Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 signed into law October 26, 2001 and for purposes of this Section 18.12 called the “Act”), it is required to obtain, verify, and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow the Lender to identify the Credit Parties in accordance with the Act.

15.13    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

15.14    Survival. All indemnities set forth herein shall survive the execution, delivery, and termination of this Agreement and the Loan Documents and the making and repayment of the Obligations.

15.15    Jurisdiction. Borrower hereby irrevocably and unconditionally consents to jurisdiction and service of process, which may be effected by certified mail in accordance with the certified mail provisions contained in Section 15.4, in the Supreme Court of the State of New York sitting in Monroe County, or of the United States District Court for the Western District of New York. Borrower hereby irrevocably and unconditionally waives any objection it may have to the laying of venue of any such action, suit or proceeding in any such court referred to in this Section 15.15. Borrower hereby irrevocably waives the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding in any such court.

15.16    Waiver of Trial by Jury. BORROWER WAIVES TRIAL BY JURY OF ANY CLAIMS OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT, THE LOAN DOCUMENTS, THE OBLIGATIONS AND ALL MATTERS RELATED HERETO TO THE FULLEST EXTENT ALLOWED BY LAW.

15.17    Status of Prior Agreement and Loans Outstanding Under Prior Agreement. This Agreement shall amend and restate the terms of the Prior Agreement. This Agreement shall not cancel or terminate the Prior Agreement, nor act as a novation thereof, but shall amend, restate, and supersede the Prior Agreement. All loans outstanding under the Prior Agreement shall be deemed outstanding under this Agreement on and as of the Closing Date.  The interest rate applicable thereto shall, if applicable, be adjusted as of the Closing Date to the interest rate applicable under this Agreement, but all LIBOR elections shall remain in effect and any monthly, quarterly or annual billing schedule hereunder shall remain unchanged except as may be specifically provided in this Agreement. All Loan Documents delivered pursuant to the Prior Agreement shall continue to remain outstanding and in full force and effect and shall be considered issued and delivered under this Agreement unless superseded by this Agreement or by another document delivered in connection with this Agreement. All references in those documents to the Prior Agreement shall hereafter be references to this Agreement. If the provisions of any of those Loan Documents shall conflict with the terms of this Agreement, then the terms of this Agreement shall govern and control.

[Signature Pages Follow]

[Signature Page to Credit Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives by their signatures below.
MANUFACTURERS AND TRADERS TRUST COMPANY
By:    ____________________________________
Name: J. Theodore Smith
Title:    Administrative Vice President
IEC ELECTRONICS CORP.
By:    __________________________
Name: Michael T. Williams
Title:    Chief Financial Officer

EXHIBIT A
FORM OF QUARTERLY COVENANT COMPLIANCE SHEET
See attached.

M&T Bank - Quarterly Covenant Calculations & Management Certification

	Q1 FY20XX	Q2 FY20XX	Q3 FY20XX	Q4 FY20XX

Covenant 12.1	Compliant/ Violation	Compliant/ Violation	Compliant/ Violation	Compliant/ Violation
Debt : EBITDAS	0	0	0	0

Covenant 12.2	Compliant/ Violation	Compliant/ Violation	Compliant/ Violation	Compliant/ Violation
Minimum Quarterly EBITDAS	0	0	0	0

Covenant 12.3	Compliant/ Violation	Compliant/ Violation	Compliant/ Violation	Compliant/ Violation
Fixed Charge Coverage Ratio (Adjusted EBITDA : Interest + Principal + Distributions)	0	0	0	0

Covenant 12.4	Compliant/ Violation	Compliant/ Violation	Compliant/ Violation	Compliant/ Violation
Maximum Gross Inventory	0	0	0	0

Covenant 12.5	Compliant/ Violation	Compliant/ Violation	Compliant/ Violation	Compliant/ Violation
Maximum Capital Expenditures	0	0	0	0

Supporting Calculations

Debt
Debt, per balance sheet	0	0	0	0
Debt, as defined	0	0	0	0

EBITDAS
Net income/(loss)	0	0	0	0
Provision for/(benefit from) income taxes	0	0	0	0
Depreciation and amortization expense	0	0	0	0
Interest expense (excluding FV of swap adjustments)	0	0	0	0
EBITDA	0	0	0	0
Provision for professional service fees incurred on or prior to 9/30/2015 (up to the applicable limits in the Credit Agreement)	0	0	0	0
Non-cash stock compensation	0	0	0	0
EBITDAS	0	0	0	0
Rolling 4-Quarter EBITDAS				0

Adjusted EBITDA
EBITDA, as calculated above	0	0	0	0
Plus: Non-Cash Stock Option Expense	0	0	0	0
Less: Unfinanced Capital Expenditures	0	0	0	0
Less: Cash Taxes	0	0	0	0
Adjusted EBITDA	0	0	0	0
Rolling 4-Quarter Adjusted EBITDA				0

Fixed Charges: Interest + Principal + Distributions
Interest Expense, per income statement	0	0	0	0
Exclude: Fair Value of Swap Adjustments (P&L impact)	0	0	0	0
Interest Expense, as defined	0	0	0	0
Principal payments	0	0	0	0
Distributions	0	0	0	0
Total Fixed Charges	0	0	0	0
Rolling 4-Quarter Fixed Charges				0

[Date]

As required by section 12.6 of the Fifth Amended and Restated Credit Facility Agreement (the "Credit Agreement"), I hereby certify that no Default or Event of Default has occurred under the Credit Agreement. In addition, I hereby certify the accuracy of the above schedule showing computation of financial covenants contained in Article 12 of the Credit Agreement.

[Signature of Chief Financial Officer]

EXHIBIT B
FORM OF REVOLVING CREDIT NOTE
See attached.

THIRD AMENDED AND RESTATED REVOLVING CREDIT NOTE

$20,000,000.00	December 14, 2015
IEC ELECTRONICS CORP. (“Borrower”), a corporation organized under the laws of Delaware, for value received, hereby promises to pay to the order of MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”) the principal sum of Twenty Million Dollars ($20,000,000.00) or, if less, the amount of the Revolving Credit Loans loaned by the Lender to Borrower pursuant to the Agreement referred to below, in lawful money of the United States of America and in immediately available funds on the date(s) and in the manner provided in said Agreement and with a final payment on the Revolving Credit Termination Date. Borrower also promises to pay interest on the unpaid principal balance under this Third Amended and Restated Revolving Credit Note (“Revolving Credit Note”), for the period such balance is outstanding, in like money, at the rates of interest as provided in the Agreement described below, on the date(s) and in the manner provided in said Agreement.
The date and amount of each Revolving Credit Loan made by the Lender to the Borrower under the Agreement referred to below, maturity date and each payment of principal thereof, shall be recorded by the Lender on its books. The Lender’s records shall be presumed to be accurate absent manifest error.
This is the Revolving Credit Note referred to in that certain Fifth Amended and Restated Credit Facility Agreement dated as of December 14, 2015 (as amended, supplemented, or restated from time to time, the “Agreement”), made between Borrower and Lender, and evidences the Revolving Credit Loans made thereunder. All capitalized terms not defined herein shall have the meanings given to them in the Agreement.
Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Revolving Credit Note.
This Revolving Credit Note shall be governed by the laws of the State of New York.
This Revolving Credit Note amends, restates and supersedes the Second Amended and Restated Revolving Note dated as of December 17, 2010 in the maximum principal amount of $20,000,000.00 delivered by Borrower to Lender and any amendments, restatements or replacements thereof (as so amended, restated or replaced, the “Existing Note”). Further, the indebtedness created under the Existing Note is continuing and subsisting pursuant to this Revolving Credit Note and all collateral provided in conjunction with the Existing Note is hereby ratified and affirmed as collateral security for all obligations under this Revolving Credit Note.
[signature page follows]

[THIRD AMENDED AND RESTATED REVOLVING CREDIT NOTE]
IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Third Amended and Restated Revolving Credit Note by its duly authorized officer as of the date first written above.

IEC ELECTRONICS CORP.
By: ________________________
Michael T. Williams
Chief Financial Officer

EXHIBIT C
FORM OF MORTGAGE SECURED TERM loan NOTE
See attached.

AMENDED AND RESTATED MORTGAGE SECURED TERM LOAN NOTE

$2,400,016.00                                        December 14, 2015

IEC ELECTRONICS CORP. (“Borrower”), a corporation organized under the laws of Delaware, for value received, hereby promises to pay to the order of MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”) the principal sum of Two Million Four Hundred Thousand and Sixteen Dollars ($2,400,016.00), in lawful money of the United States of America and in immediately available funds in consecutive installments of principal on the first day of each month in the amount of $22,222.00 each. The entire unpaid principal amount of this Amended and Restated Mortgage Secured Term Loan Note (“Mortgage Secured Term Loan Note”) shall be due and payable on the Mortgage Secured Term Loan Maturity Date. Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at the rates of interest as provided in the Agreement described below, on the date(s) and in the manner provided in said Agreement.
This is the Mortgage Secured Term Loan Note referred to in that certain Fifth Amended and Restated Credit Facility Agreement dated as of December 14, 2015 (as amended, supplemented, and restated from time to time, the “Agreement”), made between Borrower and Lender, and evidences the Mortgage Secured Term Loan described therein. All capitalized terms not defined herein shall have the meanings given to them in the Agreement.
Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Mortgage Secured Term Loan Note.
This Mortgage Secured Term Loan Note shall be governed by the laws of the State of New York.
This Mortgage Secured Term Loan Note amends, restates and supersedes the Mortgage Secured Term Loan Note dated as of December 16, 2009 in the original principal amount of $4,000,000.00 delivered by Borrower to Lender and any amendments, restatements or replacements thereof (as so amended, restated or replaced, the “Existing Note”). Further, the indebtedness created under the Existing Note is continuing and subsisting pursuant to this Mortgage Secured Term Loan Note and all collateral provided in conjunction with the Existing Note is hereby ratified and affirmed as collateral security for all obligations under this Mortgage Secured Term Loan Note.
[signature page follows]

[AMENDED AND RESTATED MORTGAGE SECURED TERM LOAN NOTE]
IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Amended and Restated Mortgage Secured Term Loan Note by its duly authorized officer as of the date first written above.

IEC ELECTRONICS CORP.
By: ______________________
Michael T. Williams
Chief Financial Officer

EXHIBIT D
FORM OF TERM LOAN A NOTE
See attached.

AMENDED AND RESTATED TERM LOAN A NOTE

$4,526,156	December 14, 2015

IEC ELECTRONICS CORP. (“Borrower”), a corporation organized under the laws of Delaware, for value received, hereby promises to pay to the order of MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”) the principal sum of Four Million Five Hundred Twenty Six Thousand One Hundred Fifty Six Dollars ($4,526,156), in lawful money of the United States of America and in immediately available funds in consecutive installments of principal on the first day of each month in the amount of $92,593.00 each. The entire unpaid principal amount of this Amended and Restated Term Loan A Note (“Term Loan A Note”) shall be due and payable on the Term Loan A Maturity Date. Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at the rates of interest as provided in the Agreement described below, on the date(s) and in the manner provided in said Agreement.
This is the Term Loan A Note referred to in that certain Fifth Amended and Restated Credit Facility Agreement dated as of December 14, 2015 (as amended, supplemented, and restated from time to time, the “Agreement”), made between Borrower and Lender, and evidences the Term Loan A described therein. All capitalized terms not defined herein shall have the meanings given to them in the Agreement.
Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Term Loan A Note.
This Term Loan A Note shall be governed by the laws of the State of New York.
This Term Loan A Note amends, restates and supersedes the Term Loan A Note dated as of January 18, 2013 in the original principal amount of $10,000,000.00 delivered by Borrower to Lender and any amendments, restatements or replacements thereof (as so amended, restated or replaced, the “Existing Note”). Further, the indebtedness created under the Existing Note is continuing and subsisting pursuant to this Term Loan A Note and all collateral provided in conjunction with the Existing Note is hereby ratified and affirmed as collateral security for all obligations under this Term Loan A Note.
[signature page follows]

[AMENDED AND RESTATED TERM LOAN A NOTE]
IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Amended and Restated Term Loan A Note by its duly authorized officer as of the date first written above.

IEC ELECTRONICS CORP.
By: _____________________
Michael T. Williams
Chief Financial Officer

EXHIBIT E
FORM OF 2013 CELMET BUILDING TERM LOAN NOTE
See attached.

AMENDED AND RESTATED 2013 CELMET BUILDING TERM LOAN NOTE

$1,029,175.00                                        December 14, 2015

IEC ELECTRONICS CORP. (“Borrower”), a corporation organized under the laws of Delaware, for value received, hereby promises to pay to the order of MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”) the principal sum of One Million Twenty Nine Thousand One Hundred Seventy Five Dollars ($1,029,175.00), in lawful money of the United States of America and in immediately available funds in consecutive installments of principal on the first day of each month in the amount of $10,833.00 each. The entire unpaid principal amount of this Amended and Restated 2013 Celmet Building Term Loan Note (“2013 Celmet Building Term Loan Note”) shall be due and payable on the 2013 Celmet Building Term Loan Maturity Date. Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at the rates of interest as provided in the Agreement described below, on the date(s) and in the manner provided in said Agreement.
This is the 2013 Celmet Building Term Loan Note referred to in that certain Fifth Amended and Restated Credit Facility Agreement dated as of December 14, 2015, made between Borrower and Lender (as amended, supplemented, and restated from time to time, the “Agreement”), and evidences the 2013 Celmet Building Term Loan described therein. All capitalized terms not defined herein shall have the meanings given to them in the Agreement.
Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this 2013 Celmet Building Term Loan Note.
This 2013 Celmet Building Term Loan Note shall be governed by the laws of the State of New York.
This 2013 Celmet Building Term Loan Note amends, restates and supersedes the 2013 Celmet Building Term Loan Note dated as of November 8, 2013 in the original principal amount of $1,300,000.00 delivered by Borrower to Lender and any amendments, restatements or replacements thereof (as so amended, restated or replaced, the “Existing Note”). Further, the indebtedness created under the Existing Note is continuing and subsisting pursuant to this 2013 Celmet Building Term Loan Note and all collateral provided in conjunction with the Existing Note is hereby ratified and affirmed as collateral security for all obligations under this 2013 Celmet Building Term Loan Note.
[signature page follows]

[AMENDED AND RESTATED 2013 CELMET BUILDING TERM LOAN NOTE]
IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Amended and Restated 2013 Celmet Building Term Loan Note by its duly authorized officer as of the date first written above.

IEC ELECTRONICS CORP.
By: ______________________
Michael T. Williams
Chief Financial Officer

Exhibit F
FORM OF TERM loan B NOTE
See attached.

AMENDED AND RESTATED TERM LOAN B NOTE

$10,033,322.00	December 14, 2015

IEC ELECTRONICS CORP. (“Borrower”), a corporation organized under the laws of Delaware, for value received, hereby promises to pay to the order of MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”) the principal sum of Ten Million Thirty Three Thousand Three Hundred Twenty Two Dollars ($10,033,322.00), in lawful money of the United States of America and in immediately available funds in consecutive installments of principal on the first day of each month in the amount of $116,667.00 each. The entire unpaid principal amount of this Amended and Restated Term Loan B Note (“Term Loan B Note”) shall be due and payable on the Term Loan B Maturity Date. Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at the rates of interest as provided in the Agreement described below, on the date(s) and in the manner provided in said Agreement.
This is the Term Loan B Note referred to in that certain Fifth Amended and Restated Credit Facility Agreement dated as of December 14, 2015 (as amended, supplemented, and restated from time to time, the “Agreement”), made between Borrower and Lender, and evidences the Term Loan B described therein. All capitalized terms not defined herein shall have the meanings given to them in the Agreement.
Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Term Loan B Note.
This Term Loan B Note shall be governed by the laws of the State of New York.
This Term Loan B Note amends, restates and supersedes the Term Loan B Note dated as of January 18, 2013 in the original principal amount of $14,000,000.00 delivered by Borrower to Lender and any amendments, restatements or replacements thereof (as so amended, restated or replaced, the “Existing Note”). Further, the indebtedness created under the Existing Note is continuing and subsisting pursuant to this Term Loan B Note and all collateral provided in conjunction with the Existing Note is hereby ratified and affirmed as collateral security for all obligations under this Term Loan B Note.
[signature page follows]

[AMENDED AND RESTATED TERM LOAN B NOTE]
IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Amended and Restated Term Loan B Note by its duly authorized officer as of the date first written above.

IEC ELECTRONICS CORP.
By: ____________________
Michael T. Williams
Chief Financial Officer

EXHIBIT G
FORM OF BORROWING BASE REPORT
See attached.

	BORROWING BASE		REPORT NO.1 Date Submitted: Effective Date:
	CERTIFICATE

	Receivables		Inventory
Balance Last Report	$0.00	Balance Last Report	$0.00
+ New Billings thru _____	$0.00	+ Purchases	$0.00
-Returns and CMs	$0.00		$0.00
+ Debit Adjustments	$0.00	+ Debit Adjustments	$0.00
- Credit Adjustments	$0.00	- Credit Adjustments	$0.00
-Collections thru _______	$0.00	- Withdrawals	$0.00
-Discounts	$0.00		$0.00
= Balance This Report	$0.00	= Balance This Report	$0.00
Less Ineligibles:		Less Ineligibles:
AR +90 days from invoice	$0.00	Slow Moving	$0.00
50% Rule	$0.00	WIP	$0.00
Contra Accounts	$0.00	Other:	$0.00
Foreign Accounts	$0.00	Other:	$0.00
Intercompany Accounts	$0.00	Other:	$0.00
Credits +90 days	$0.00	Other:	$0.00
Other:	$0.00	Other:	$0.00
Other:	$0.00	Other:	$0.00
Total Ineligibles:	$0.00	Total Ineligibles:	$0.00
Eligible Collateral Base	$0.00	Eligible Collateral Base	$0.00
Rate of Advance	85%		50%
Maximum Collateral Avail	$0.00		$0.00
Line/Sublimits		Line/Sublimits
Total Loan Availability	$0.00
Total Loan Values or Lines	$0.00
Less: Reserves	$0.00
Less: Reserves	$0.00
TOTAL AVAILABILITY	$0.00
			Previous Loan Balance	$0.00
			Loan Repayment	$0.00
			Loan Request	$0.00
			New Loan Balance	$0.00
			Net Unused Availability	$0.00

Pursuant to the terms of the Security Agreement (the "Agreement'') which was executed and delivered by the undersigned Borrower (the "Borrower'') to M&T Bank (the "Bank''), the Borrower hereby certifies to the Bank that the information contained in this Borrower's Certificate is true and correct. All terms used herein which are defined in the Agreement shall have the same meaning as in the Agreement. The Bank is hereby requested to advance to the Borrower the additional amount set forth above, by depositing the same to the Banks corporate account. This additional borrowing is in accordance with all the terms of the Agreement, and is payable on demand.

REVIEWED BY
DATE RECEIVED		Authorized Signature Per Resolution

SCHEDULE 1.1(A)
SECURITY DOCUMENTS
Security Agreement.
Supplement to Security Agreement dated as of June 27, 2011 by DTRL in favor of Lender.
Second Amended and Restated Pledge Agreement dated as of December 17, 2010 between Borrower and Lender.
Trademark Security Agreement dated as of May 30, 2008 by Borrower in favor of Lender, as supplemented by (i) that Supplement to Trademark Security Agreement dated as of January 18, 2013 by Borrower in favor of Lender and (ii) that Supplement to Trademark Security Agreement dated as of December 14, 2015 by Borrower in favor of Lender.
Copyright Security Agreement dated as of May 30, 2008 by Borrower in favor of Lender.
Amended and Restated Mortgage dated as of December 14, 2015 by Borrower in favor of Lender (Wayne County, New York).
Amended and Restated Mortgage dated as of December 14, 2015 by Borrower in favor of Lender (Monroe County, New York).
General Assignment of Rents dated as of July 30, 2015 by Borrower in favor of Lender (Wayne County, New York).
General Assignment of Rents dated as of July 30, 2015 by Borrower in favor of Lender (Monroe County, New York).
Amended and Restated Environmental Compliance and Indemnification Agreement dated as of December 14, 2015 given by Borrower to Lender (Wayne County, New York).
Environmental Compliance and Indemnification Agreement dated as of July 30, 2015 given by Borrower to Lender (Monroe County, New York).
Mortgage dated as of December 16, 2009 by GTC in favor of Lender, as amended by (i) that First Amendment to Mortgage dated as of February 26, 2010, (ii) that Second Amendment to Mortgage dated as of January 18, 2013 and (iii) that Third Amendment to Mortgage dated as of December 14, 2015 (Albuquerque, New Mexico).
General Assignment of Rents given by GTC to Lender and dated as of December 16, 2009 (Albuquerque, New Mexico).
Environmental Compliance and Indemnification Agreement given by GTC and Borrower to Lender and dated as of December 16, 2009 (Albuquerque, New Mexico).
Pledge Agreement dated as of June 27, 2011 between GTC and Lender.
Patent Security Agreement dated as of December 14, 2015 by and between the Borrower and the Lender.

SCHEDULE 8.1
CREDIT PARTIES; JURISDICTIONS

Credit Party Name	Jurisdiction of Formation	Jurisdictions of Qualification
IEC Electronics Corp.	Delaware	New York, California
IEC Electronics Wire and Cable, Inc.	New York	None
General Technology Corporation	New Mexico	None
Dynamic Research and Testing Laboratories, LLC	New Mexico	None

SCHEDULE 8.5
LITIGATION

SEC Investigation. The Borrower previously restated its consolidated financial statements for the fiscal year ended September 30, 2012, and the interim fiscal quarters and year to date periods within the year ended September 30, 2012, included in the Borrower’s Annual Report on Form 10-K/A, and the fiscal quarter ended December 28, 2012, as reported in the Company’s Quarterly Report on Form 10-Q/A for that fiscal quarter (the “Prior Restatement”). The staff of the SEC is conducting a formal investigation relating to the Prior Restatement and other matters. During the first quarter of fiscal 2016, the Borrower’s board of directors authorized the Borrower to engage in discussions with the SEC staff concerning a potential resolution of the investigation.  The Borrower is currently engaged in discussions with the SEC staff regarding a potential resolution to the investigation.

Sonia Camp v. Southern California Braiding, Inc., IEC Electronics Corp., and Ed Figler, Case No. BC583290, California Superior Court for Los Angeles County.  Plaintiff Sonia Camp, a former employee of Southern California Braiding, Inc. (“SCB”), filed a complaint on May 28, 2015 alleging that SCB, the Borrower and Ed Figler (“Figler”) (also a former SCB employee), wrongfully terminated her employment in violation of public policy, wrongfully demoted her in violation of public policy, retaliated against her in violation of California FEHA, subjected to her intentional infliction of emotional distress, violated California Labor Code Sections 201, 610, and 226 by misclassifying her as exempt and failing to pay wages and/or overtime.  SCB, the Borrower and Figler deny the allegations of the complaint.

W. Barry Gilbert vs. IEC Electronics Corp.. On June 24, 2015, W. Barry Gilbert, the Borrower’s former CEO, commenced an arbitration claiming entitlement to certain compensation and benefits under an employment agreement with the Borrower.  The Borrower has denied Mr. Gilbert’s claims and contends that Mr. Gilbert's termination was for cause and therefore he is not entitled the compensation he seeks.

IEC re Brett Mancini Salary Continuation. Brett Mancini is a former executive of the Borrower, having resigned after the change in control in January 2015.  In 2014, Mr. Mancini and the Borrower entered into a Salary Continuation and Noncompetition Agreement (“Agreement”) that permits salary continuation in certain situations despite his voluntary termination of employment. Mr. Mancini alleges that he is entitled to salary continuation subsequent to his recent resignation but the Borrower does not agree that Mr. Mancini has satisfied the conditions for salary continuation established in the Agreement. Although the Borrower and Mr. Mancini are in discussions about a resolution of this issue, Mr. Mancini has indicated his willingness to sue the Borrower to enforce the Agreement.

SCHEDULE 8.13
INTELLECTUAL PROPERTY

U.S. Patents:

Title
System And Method For Counterfeit IC Detection	14/488,553	N/A	Pending	IEC Electronics Corp.
System And Method To Authenticate Integrated Circuits	14/194,127	N/A	Pending	IEC Electronics

Trademarks:

Mark
DRTL & Design	US	85/446,391	4,157,411	IEC Electronics Corp.
IEC	US	73/800,778	1,646,272	IEC Electronics Corp.
IEC & Design	US	73/800,779	1,650,337	IEC Electronics Corp.
IEC ELECTRONICS & Design	CA	1,756,016	Pending	IEC Electronics Corp.
IEC ELECTRONICS & Design	MX	1682625	Pending	IEC Electronics Corp.
IEC ELECTRONICS & Design	US	85/394,253	4,131,190	IEC Electronics Corp.
IEC Logo	US	86/755,898	Pending	IEC Electronics Corp.

Registered Copyrights:

Type of Work:	Text
Registration Number / Date:	TXu000800909 / 1997-07-24
Application Title:	The IEC UCW menu system.
Title:	IEC electronics
Edition:	Version 1.0.
Description:	38 p.
Notes:	Add. ti.: The UCW menu system.
Copyright Claimant:	IEC Electronics Corporation
Date of Creation:	1997
Other Title:	The UCW menu system
Names:	IEC Electronics Corporation

Licensed Intellectual Property:

SCHEDULE 8.15
SUBSIDIARIES AND AFFILIATES

Subsidiary Name	Jurisdiction of Formation	Jurisdictions of Qualification
IEC Electronics Wire and Cable, Inc.	New York	None
IEC Electronics Corp - Albuquerque	New Mexico	None
Dynamic Research and Testing Laboratories, LLC	New Mexico	None

SCHEDULE 8.17
ERISA MATTERS
Group Medical
Group Dental
Group Term Life/AD&D Insurance
Supplemental Group Life/AD&D Insurance
Group Long Term Disability
Voluntary Group Short Term Disability Insurance
Flexible Spending Plan
Child/Dependent Care Reimbursement Account

SCHEDULE 11.1(b)
DEBT
$100,000 Bond held by Crane Fund for Widows and Children

SCHEDULE 11.1(c)
PERMITTED LIENS

Debtor	Secured Party	Filing Jurisdiction	Filing Number and Date
IEC Electronics Corporation	M&T Credit Services, LLC	DE	2004776 filed 6/12/2008

Tax Lien - IEC Electronics Wire and Cable, Inc., in the amount of $1,022.09 dated 3/27/15 (Warrant ID#: E-041642293-W001-3).
Equipment leases (UCC information only filings):

Debtor	Secured Party	Filing Jurisdiction	Filing Number and Date
IEC Electronics Corp.	Great America Leasing Corporation	DE	0681349 filed 2/24/11
IEC Electronics Corp.	Great America Leasing Corporation	DE	3162551 filed 8/2/12
IEC Electronics Corp.	Everbank Commercial Finance, Inc.	DE	0092725 filed 1/8/15
IEC Electronics Corporation	M&T Credit Services, LLC	DE	2011094 filed 6/12/2008
IEC Electronics Corp.	Avnet Electronics Marketing, a group of Avnet, Inc.	NY	201204205462036 filed 4/20/12
IEC Electronics Corp.	Communications Supply Corporation	NY	201211018383769 filed 11/1/12

Consignments (information only filings):

Debtor	Secured Party	Filing Jurisdiction	Filing Number and Date
IEC Electronics Corp-Albuquerque	TTI, Inc.	NM	20110007239G filed 5/6/11